Post-Qualification Amendment No. 1

File No. 024-12576

EXPLANATORY NOTE

This is a post qualification amendment to an offering statement on Form 1-A originally filed by The Hartley Opportunity Fund, LLC (the “Company”) on February 14, 2025, and originally qualified by the U.S. Securities and Exchange Commission on April 21, 2025. The purpose of this post-qualification amendment is to update the offering circular contained within the offering statement to incorporate by reference the Company’s Semiannual Report on Form 1-SA for the period ended June 30, 2025.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission (the “Commission”). Information contained in this preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

AN OFFERING CIRCULAR PURSUANT TO THE REQUIREMENTS OF REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING INVESTORS A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

As filed with the Securities & Exchange Commission on March 30th, 2026

OFFERING CIRCULAR

FOR

THE HARTLEY OPPORTUNITY FUND, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

SECURITIES OFFERED:	500,000 Share Class Units of Membership Interest
MAXIMUM AMOUNT OFFERED:	$50,000,000.00
MINIMUM INVESTMENT AMOUNT:	$10,000.00
CONTACT INFORMATION:	6501 N Cedar St., Building 4, Suite C Spokane, WA 99208 Email: invest@hartleyfunds.com Phone: (509) 210-7188

The Hartley Opportunity Fund, LLC (the “Company”, “we”, “us” or “our”) is a Delaware limited liability company. The Company will be managed by The Hartley Opportunity Fund Management, LLC, a Delaware limited liability company (the “Manager”). As further described in this Offering Circular (the “Offering Circular”), this is a blind pool offering (“offering” or “Offering”).

The Company is offering by means of this Offering Circular share class units of limited liability company membership interests (each a “Share Class Unit” and collectively, the “Share Class Units”) on a “best-efforts” and ongoing basis to investors who meet the Investor Suitability standards as set forth herein. (See “INVESTOR SUITABILITY” below.) Share Class Units will be offered and sold directly by the Company, the Manager and the Company’s and Manager’s respective officers and employees. No commissions for selling Share Class Units will be paid to the Company, the Manager or the Company’s or Manager’s respective officers or employees. While most Share Class Units are expected to be offered and sold directly by the Company, the Manager and their respective officers and employees, the Company or Manager may also, in limited instances, offer and sell Share Class Units through the services of independent broker/dealers who are member firms of the Financial Industry Regulatory Authority. The Company will be responsible for the payment of any commissions to independent broker/dealers who are member firms of the Financial Industry Regulatory Authority who are engaged by the Company in the sale of Share Class Units.

The minimum investment amount per investor (each an “Investor” and collectively, the “Investors”) is Ten Thousand and No/100 Dollars ($10,000) for a total of one hundred (100) Share Class Units. Investors cannot purchase fractional Share Class Units. Investors whose purchase of Share Class Units is accepted shall be referred to herein individually as a “Share Class Member” or collectively as the “Share Class Members” and with the “Class B Member”, Columbia Advisory Group, LLC, a Washington limited liability company, an affiliate of the Manager, each a “Member” and collectively, the “Members” of the Company).

The Share Class Units will not be listed for trading on a stock exchange or other trading market, and the Share Class Units are subject to certain transfer restrictions as detailed in Article 9 of our limited liability company operating agreement (the “Operating Agreement”).

As further described in the Offering Circular, the Fund will strategically invest in multi-family assets and self-storage developments (each a “Project”).

Investing in our Share Class Units is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See “RISK FACTORS” to read about the more significant risks you should consider before buying our Share Class Units. These risks include the following:

•We depend on our Manager to select our investments and conduct our operations. We will pay fees and expenses to our Manager and its affiliates that are not determined on an arm’s length basis, and therefore we will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. These fees increase your risk of loss.

•We have no operating history, and as of the date of this Offering Circular. Therefore, there is no assurance that we will achieve our investment objectives.

•Our Manager does not have an exclusive management arrangement with us.  Our Manager or its principals may manage other companies that compete with us.

•This offering is being made pursuant to recently adopted rules and regulations under Regulation A of the Securities Act of 1933, as amended. The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.

•If we raise substantially less than the maximum offering amount, we may not be able to acquire a diverse portfolio of investments and the value of your Share Class Units may vary more widely with the performance of specific assets.

•If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

•The Company will not make any periodic distributions of net cash flow. Rather all distributions will be made upon the sale of a Project. The lack of periodic distribution of net cash flow, may result in a Member having phantom income in which the Member has allocated income to it (and thus required to pay taxes on) without receiving any distributions to pay such tax obligation.

•Our Operating Agreement does not require our Manager to seek Member approval to liquidate our assets by a specified date. No public market currently exists for the Share Class Units. Because the Share Class Units will not be listed on an exchange and because they are subject to certain transfer restrictions, you may not sell your Share Class Units. If you are able to sell your Share Class Units, you may have to sell them at a substantial loss.

•Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

•Our intended investments in real estate will be subject to risks relating to the volatility in the value of the underlying real estate, default on underlying income streams, fluctuations in interest rates, and other risks associated real estate investments generally.  These investments are only suitable for sophisticated investors with a high-risk investment profile.

The Company is conducting a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering is continuous, active sales of Share Class Units may take place sporadically over the term of the Offering. The term of the Offering will commence within two calendar days after the qualification date of the Offering Circular of which this Offering Circular is a part and end no later than the second anniversary of the qualification date of the Offering Circular. The Company does not intend to conduct its business or any closings in such a manner that would cause the Offering to constitute a delayed offering.

Closings are conducted on a share-class-by-share-class basis and are tied to the property acquisition timeline for each share class. For each property share class, the Manager may conduct up to two closings prior to the applicable property purchase closing, generally approximately two weeks and one week before the property purchase date. After the property purchase closing has occurred, the Manager may conduct closings on a weekly basis at its discretion until the share class raise is fully subscribed. The Manager reserves discretion to conduct additional closings outside this schedule as circumstances require. Because the Company offers multiple share classes corresponding to different properties, multiple share classes may be in different closing phases simultaneously. We will make a decision to accept or reject an investor’s subscription as soon as is reasonably possible, but in no event more than ten (10) calendar days after receipt of an investor’s executed Subscription Agreement.

If no closing has occurred with respect to a share class, the offering of that share class will be terminated upon the earliest to occur of (i) the date on which the Manager determines that sufficient capital cannot be raised to acquire the applicable property; (ii) the termination or expiration of the applicable purchase and sale agreement for the property; or (iii) any date on which the Company elects to terminate the share class offering as a result of circumstances beyond its control.

If the Offering is terminated without a closing, including after we accept an investor’s subscription, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest. Any costs and expenses associated with a terminated Offering will be borne by our Manager.

The closing process involves the administrative burden of verifying the investor’s subscription documents, confirming the valid transfer of funds, and conducting AML/KYC screening. After each closing, funds tendered by investors will be available to the Company and the Company will issue the interests to investors. An investor will become a Member of the Company, including for tax purposes, and the Interests will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the Company accepts the investor as a Member. Not all investors will receive their interests on the same date.

No securities are being offered by existing security-holders.

At least every 12 months after this Offering has been qualified by the U.S. Securities and Exchange Commission (“SEC” or “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements.

Each Offering is being conducted on a “best efforts” basis pursuant to Regulation A under Section 3(b) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings. The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing escrow account with an escrow agent selected by the manager (“Escrow Agent”). See “PLAN OF DISTRIBUTION” and “DESCRIPTION OF SHARE CLASS UNITS AND SUMMARY OF OPERATING AGREEMENT” for additional information.

The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in our Share Class Units.

From the Sale of Share Class Units	Per Share Class Unit	Proceeds to Us
Public Share Class Unit offering Price (1)	$100.00	$50,000,000.00
Commissions (2)	$3.00	$1,500,000.00
Proceeds to Us Before Expenses (3)	$97.00	$33,500,000.00

(1)The price per Share Class Unit shown was arbitrarily determined by our Manager.

(2)Share Class Units will be offered and sold directly by the Company, the Manager and the Company’s and Manager’s respective officers and employees. No commissions for selling Share Class Units will be paid to the Company, the Manager or the Company’s or Manager’s respective officers or employees. While most Share Class Units are expected to be offered and sold directly by the Company, the Manager and their respective officers and employees, the Company or Manager has reserved the right to offer and sell Share Class Units through the services of independent broker/dealers who are member firms of the Financial Industry Regulatory Authority (“FINRA”). The Company has engaged Columbia Private Markets, LLC (“CPM”), an affiliate of the Manager and Class B Member, as a non-exclusive placement agent for this Offering. CPM will receive a placement fee equal to three percent (3%) of the gross proceeds from the sale of Share Class Units placed through its efforts. CPM is wholly owned by Columbia Advisory Group, LLC, which also serves as the Class B Member of the Company. CPM is not a managing broker-dealer. It is anticipated that the customary and standard commissions of a licensed broker-dealer may be up to three percent (3%) of the proceeds received for the sale of Share Class Units. Notwithstanding the foregoing, the amount and nature of commissions payable to broker/dealers is expected to vary in specific instances and may be lower than the one listed herein. The Investor who is admitted to the Company through such broker/dealer (and not the Company nor the Manager) will be responsible for all such commissions payable to broker/dealers (and such payments may reduce the Investor’s invested capital).

(3)We will reimburse our Manager for organization, offering, accounting and legal costs in connection with this offering, including the organization and formation of each SPV (as defined below), which are expected to be approximately $100,000.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(i) of Form 1-A.

The date of this Offering Circular is March 30, 2026.

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any supplements to this Offering Circular, which we refer to collectively as the Offering Circular. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and the Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “ADDITIONAL INFORMATION” below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, or on our website, [www.hartleyfunds.com]. The contents of our website (other this Offering Circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

Our Manager and those selling Share Class Units on our behalf in this offering will be permitted to decide that the purchasers of Share Class Units in this offering are “qualified purchasers” in reliance on the information and representations provided by the purchaser regarding the purchaser’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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TABLE OF CONTENTS1

1 Note to Draft: To be finalized once Offering Circular is in final form.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Share Class Units will be offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Share Class Units offered hereby are offered and sold only to “qualified purchasers” or at a time when our Share Class Units are listed on a national securities exchange. “Qualified purchasers” include:

1.“accredited investors” under Rule 501(a) of Regulation D; and

2.(ii) all other investors so long as their investment in our Share Class Units does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

However, our Share Class Units will be offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our Share Class Units does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor”. Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser”, annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

There are a number of statements in this Offering Circular which address activities, events, or developments which we expect or anticipate will or may occur in the future.  These statements are based on certain assumptions and analyses we made in light of its perception of historical trends, current business and economic conditions, and expected future developments, as well as other factors we believe are reasonable or appropriate.  There can be no assurance that the actual results or developments we anticipate will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business or operations.  ANY ESTIMATES OF LIKELY CASH FLOW ARE JUST THAT – ESTIMATES.  CASH FLOW, IF ACHIEVED, WILL BE ERRATIC.

Potential investors can identify forward-looking statements by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,”

“expects,” “future,” “intends,” and similar expressions that are intended to identify forward-looking statements.  These statements are not guarantees of future performance and are subject to risks and uncertainties and other factors, some of which are beyond our control and are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.  In evaluating these forward-looking statements each investor should carefully consider the risks and uncertainties described in this Offering Circular.

Factors, many of which are beyond our control, which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•any of the risk factors identified above;

•our ability to effectively deploy the proceeds raised in this offering;

•our ability to attract investors to purchase Share Class Units;

•changes in economic conditions across the United States;

•expected rates of return provided to investors;

•the ability of our Manager to manage our operations;

•the quality and performance of our assets;

•legislative or regulatory changes impacting our business or our assets (including SEC guidance related to Regulation A or the JOBS Act);

•our compliance with applicable local, state and federal laws, including the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Investment Company Act of 1940, as amended (“Investment Company Act”) and other laws.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this Offering Circular. All forward-looking statements are made as of the date of this Offering Circular and the risk that actual results will differ materially from the expectations expressed in this Offering Circular will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this Offering Circular, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this Offering Circular will be achieved.

OFFERING SUMMARY

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering Circular. This Offering Circular, together with the exhibits attached including, but not limited to, the Certificate of Formation filed on November 18, 2024 (collectively, the “Certificate”), a copy of which are attached hereto as Exhibit 2.1 and the Company’s Limited Liability Company Agreement (“Operating Agreement”), a copy of which is attached hereto as Exhibit 2.2, should be carefully read in its entirety before any investment decision is made. If there is a conflict between the terms contained in this Offering Circular and the Operating Agreement, the Operating Agreement shall prevail, and control and no Investor should rely on any reference herein to the Operating Agreement without consulting the actual underlying documents.

Company and Its Business:

The Hartley Opportunity Fund, LLC is a Delaware limited liability company. The Company is offering by means of this Offering Circular Share Class Units on a “best efforts” basis to qualified Investors who meet the Investor Suitability standards as set forth herein.

As further described in the Offering Circular, the Fund will strategically invest in multi-family assets and self-storage developments (each a “Project”). The Company will acquire indirectly through a wholly owned special purpose vehicle (“SPV”).

Each SPV and its associated Project are designated as a separate share class within the Company (e.g., Share Class Monroe, Share Class Frederick, Share Class Waretown). Additional share classes may be created as new Projects are acquired. Capital contributed by investors is segregated by share class and allocated solely to the Project associated with that share class. The economic terms applicable to each share class, including management fees, preferred return, and distribution waterfall, are identical across all share classes.

In connection with formation of each SPV and the Company or SPV entering into a purchase and sale agreement for the acquisition of a Project by each SPV, the Company shall complete and distribute to prospective Members a Property and SPV Designation in such form as attached hereto as Exhibit 3.1 and thereafter distribute the same to prospective investors.

In connection with an investor completing its Subscription Agreement, the investor will select the Project or Project(s) into which investor desires to invest its funds. If the investor selects more than one Project, investor will also indicate the percentage of capital to be invested into each Project selected.

Management:	The Company will be managed by The Hartley Opportunity Fund Management, LLC, a Delaware limited liability company, whose office is located at 6501 N Cedar St., Building 4, Suite C, Spokane, WA 99208.
Entity Structure:

Columbia Advisory Group, LLC (“CAG”) is the parent entity and Class B Member. CAG wholly owns or controls: (i) The Hartley Fund Group, LLC (the Sponsor), (ii) Hartley Opportunity Fund Management, LLC (the Manager), and (iii) Columbia Private Markets, LLC (the placement agent). The Company is managed by the Manager and conducts its investment activities through wholly owned SPVs. Investors have no recourse to CAG or any parent or affiliated entity. See “MANAGEMENT — Entity Structure and Corporate Hierarchy.”

The Offering:

The Company is hereby offering Share Class Units in the maximum aggregate amount of Fifty Million Dollars ($50,000,000) (the “Maximum Offering Amount”). Notwithstanding the foregoing, the Company reserves the right to increase the Maximum Offering Amount in its sole and absolute discretion, subject to qualification by the SEC of a post-qualification amendment.

The minimum investment amount per Investor is Ten Thousand Dollars ($10,000), or one hundred (100) Share Class Unit.  The Company will accept contributions in the form of cash or contribution or property in exchange for Share Class Units. The acceptance of project in exchange for Share Class Units may allow investors to participate in a 721 exchange.

The Company’s Operating Agreement allows the Company to issue Share Class Units on an ongoing basis. As of the date of this Offering Circular the Company has issued Class B Units to an affiliate of the Manager, Columbia Advisory Group, LLC, a Washington limited liability company (“Class B Member”).

Subscription Period:

The Company is conducting a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of Share Class Units is continuous, active sales of Share Class Units may take place sporadically over the term of the Offering. The term offering will commence within two calendar days after the qualification date of the Offering Circular, of which this Offering Circular is a part and ends no later than the second anniversary of the qualification date of the Offering Circular. The Company does not intend to conduct its business or any closings in such a manner that would cause the Offering to constitute a delayed offering.

Closings are conducted on a share-class-by-share-class basis. For each property share class, the Manager may conduct up to two closings prior to the property purchase closing (generally approximately two weeks and one week before the property purchase date). After the property purchase closing, the Manager may conduct closings on a weekly basis until the share class raise is fully subscribed. The Manager reserves discretion to conduct additional closings outside this schedule. Multiple share classes may be in different closing phases simultaneously. We will make a decision to accept or reject an investor’s subscription as soon as is reasonably possible, but in no event more than ten (10) calendar days after receipt of an investor’s executed Subscription Agreement.

If the Offering is terminated without a closing, including after we accept an investor’s subscription, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest. Any costs and expenses associated with a terminated Offering will be borne by our Manager.

The closing process involves the administrative burden of verifying the investor’s subscription documents, confirming the valid transfer of funds, and conducting AML/KYC screening. After each closing, funds tendered by investors will be available to the Company and the Company will issue the Share Class Units to investors. An investor will become a Member of the Company, including for tax purposes, and the Share Class Units will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the Company accepts the investor as a Member. Not all investors will receive their interests on the same date.

No securities are being offered by existing security-holders.

At least every 12 months after this Offering has been qualified by the SEC, the Company will file a post-qualification amendment to include the Company’s recent financial statements. In addition, the Company may periodically file a post-qualification amendment.

Escrow Account:

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing escrow account with an entity selected by the Manager (“Escrow Agent”), and will not be commingled.

When the Escrow Agent has received instructions from the Manager that a closing will occur and the investor’s subscription is to be accepted (either in whole or part), the Escrow Agent will disburse such investor’s subscription proceeds in its possession to the Company at each closing in accordance with the closing schedule described above.

If the Offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest. Any costs and expenses associated with the terminated Offering will be borne by our Manager.

Voting Rights:	Members will have substantially limited control, voting rights or involvement in the business, affairs or governance of the Company. (See “Exhibit B – Operating Agreement”)
Compensation to Manager:	The Manager and its affiliates will receive certain fees for managing the Company. (See “MANAGER’S COMPENSATION” below.)
Capitalization:

The Company’s Operating Agreement does not restrict the number of Units that the Company may issue. As of the date of this Offering Circular the Company has issued Share Class Units to the Class B Member. The Company may, at its sole and absolute discretion, at any time during the period of the Offering, increase or decrease the minimum investment amount and/or the Maximum Offering Amount.

Investor Suitability:

Share Class Units are offered to Qualified purchasers. “Qualified purchasers” include: (i) “accredited investors”, as defined under Rule 501(a) of Regulation D and (ii) all other Investors who meet the investment limitations set forth in Rule 251(d)(2)(C) of Regulation A. Each Investor must execute a Subscription Agreement making certain representations and warranties to the Company, including, but not limited to, such purchaser’s qualifications as an Accredited Investor, or as a non-accredited investor who meets the investment limitations set forth in Rule 251(d)(2)(i)(C) of Regulation A.

Limitations on Investment Amount:

This Offering is open to all accredited and non-accredited investors. Generally, no sale may be made to any non-accredited investors in this Offering if the aggregate purchase price purchased by the Investor is more than ten percent (10%) of the greater of the Investor’s, alone or together with a spouse, annual income or net worth. Different rules apply to accredited investors and non-natural persons. Each Investor should review to review Rule 251(d)(2)(i)(C) of Regulation A before purchasing the Share Class Units.

Selection of Project:

In connection with an investor completing its Subscription Agreement, the investor will select the Project or Project(s) into which investor desires to invest its funds. If the investor selects more than one Project, investor will also indicate the percentage of capital to be invested into each Project selected.

Fund Administrator:	Great Lakes Fund Solutions, Inc. (“GLFSI”) serves as the fund administrator for the Company, providing fund accounting, investor services, and financial reporting services.

Share Class Structure:

Each Project (and its corresponding SPV) is designated as a separate share class within the Company. The current share classes are Share Class Monroe, Share Class Frederick, and Share Class Waretown. Additional share classes may be created from time to time in connection with the acquisition of additional Projects. Investors subscribe into one or more specific share classes corresponding to the Project(s) into which the investor desires to invest. The economic terms of each share class, including management fees, preferred return, and distribution waterfall, are identical across all share classes. Capital contributed to a share class is segregated and allocated solely to the Project associated with that share class.

Commissions for Selling Share Class Units:

Share Class Units will be offered and sold directly by the Company, the Manager and the Company’s and Manager’s respective officers and employees. No commissions for selling Share Class Units will be paid to the Company, the Manager or the Company’s or Manager’s respective officers or employees. While most Share Class Units are expected to be offered and sold directly by the Company, the Manager and their respective officers and employees, the Company or Manager may also, in limited instances, offer and sell Share Class Units through the services of independent broker/dealers who are member firms of the Financial Industry Regulatory Authority (“FINRA”).The Company has engaged Columbia Private Markets, LLC (“CPM”) as a non-exclusive placement agent for this Offering. CPM will receive a placement fee equal to three percent (3%) of the gross proceeds from the sale of Share Class Units placed through its efforts. CPM is wholly owned by Columbia Advisory Group, LLC, which also serves as the Class B Member of the Company. CPM is not a managing broker-dealer. It is anticipated that the customary and standard commissions may be up to three percent (3.0%) to the selling group members of the gross proceeds received for the sale of Share Class Units. Notwithstanding the foregoing, the amount and nature of commissions payable to broker/dealers is expected to vary in specific instances and may be lower than the one listed herein.

No Liquidity:

There is no public market for the Share Class Units, and none is expected to develop. Additionally, the Share Class Units will be non-transferable, except as may be required by law, and will not be listed for trading on any exchange or automated quotation system. (See “RISK FACTORS” below.)  The Company will not facilitate or otherwise participate in the secondary transfer of any Share Class Units. However, Members will be allowed to withdraw their investments in accordance with the terms and conditions of the Operating Agreement. Prospective investors are urged to consult their own legal advisors with respect to secondary trading of the Share Class Units. (See “RISK FACTORS” below.)

Preferred Return:

The Share Class Units will carry a preferred return equal to the amount that would be required to be distributed so that the aggregate distributions to such Share Class Member provide a cumulative, non-compounded return equal to 10.0% (the “Preferred Return”) on each Share Class Member’s capital contribution to the Company. The Preferred Return will begin to accrue beginning on the date a Project is acquired.

Cash Distributions from a Project:

The Company will not make any periodic distributions of net cash flow. Rather all distributions will be made upon the sale of a Project. The lack of periodic distribution of net cash flow, may result in a Member having phantom income in which the Member has allocated income to it (and thus required to pay taxes on) without receiving any distributions to pay such tax obligation.

Liquidating Distributions from a Project:

Upon the sale of a Project, the net sales proceeds from the sale of such Project will be accounted for and distributed on a Project by Project basis among Members invested in such Project as follows:

•First, to pay all of the Company’s creditors associated with a Project;

•Second, 100% pro rata to the Share Class Members until each Share Class Member has received its Preferred Return; and

•Third, 100% pro rata to the Share Class Members until each Share Class Member has received a return of capital invested in such Project.

•Fourth, 80% pro rata to the Share Class Members and 20% to the Class B Member.

Risk Factors:

There are a number of risks associated with the purchase of Share Class Units. The risk factors set forth in this Offering Circular, including those in the “Risk Factors” section below, identify important factors that an Investor should consider before investing in the Company. A summary of the some of the risk factors is included below:

1.The Company depends on the Manager to select its investments and conduct its operations. The fees and expenses payable to the Manager were not determined on an arm’s length basis, therefore, there is no benefit of arm’s length transactions typically conducted between unrelated parties.

2.The Company does not have an operating history. The prior performance of the Manager or its affiliated entities does not predict future results for the Company. Therefore, no assurance can be given that the Company will achieve its investment objectives;

3.National and local economic and business conditions that could affect the Company’s business;

4.Industry developments affecting the Company’s business, financial condition and results of operations;

5.Governmental approvals, actions and initiatives and changes in laws and regulations or the interpretation thereof, including without limitation tax laws, regulations and interpretations.

In making an investment decision Investors must rely on their own examination of the Company and the terms of the Offering, including the risks involved. The investment in Share Class Units involves a high degree of risk and Investors should purchase Share Class Units only if they can afford a complete loss of their investment. See the section “Risk Factors” below.

Company Expenses:

The Company shall bear all costs and expenses associated with our formation and operations, including, but not limited to, the annual tax preparation of the Company's tax returns, any state and federal income tax due, legal fees, accounting fees, filing fees, any required independent audit reports required by agencies governing the business activities of the Company, management staffing and operational expenses, lease payments, contractors and capital expenses associated with our Projects. We will also pay for all due diligence costs and expenses associated with the acquisition of properties.

The Manager will pay for its own administrative and overhead expenses incurred in connection with providing services to the Company. These expenses include all expenses incurred by the Manager in providing for its normal operating overhead, including, but not limited to, the cost of providing relevant support and administrative services (e.g., employee compensation and benefits, rent, office equipment, insurance, utilities, telephone, secretarial and bookkeeping services, etc.), but not including, any Company operating expenses described above.

Legal Counsel:

No independent counsel has been retained to represent the investors in the Company. Each investor should retain its own counsel and other appropriate advisers as to legal, regulatory and tax matters affecting investment in Share Class Units and its suitability for such investor.

DILUTION

Dilution means a reduction in value, control, or earnings of the Share Class Units the investor owns. Investors in this offering will be acquiring Share Class Units of the Company, the economic rights of each Share Class Unit will be based on the corresponding underlying properties owned indirectly by the Company through SPVs. As such, investors will not experience dilution except because of the sale of additional Share Class Units, which will occur until the offering has been terminated.

RISK FACTORS

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FOLLOWING RISKS BEFORE SUBSCRIBING FOR SHARE CLASS UNITS. THE RISK FACTORS BELOW ARE NOT INTENDED TO INCLUDE ALL POSSIBLE RISKS OF INVESTING IN THE COMPANY, NOR ARE THE SUMMARIES INTENDED TO PROVIDE COMPLETE DESCRIPTIONS OF THE RISKS THAT ARE INCLUDED. THERE IS A HIGH DEGREE OF RISK ASSOCIATED WITH A PURCHASE OF SHARE CLASS UNITS AND ANY SUCH PURCHASE SHOULD BE MADE ONLY AFTER CONSULTATION WITH INDEPENDENT QUALIFIED SOURCES OF INVESTMENT, LEGAL AND TAX ADVICE. NO PERSON SHOULD CONSIDER SUBSCRIBING FOR MORE THAN HE CAN COMFORTABLY AFFORD TO LOSE.

AN INVESTMENT IN THE COMPANY CARRIES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT THE COMPANY'S REAL ESTATE ASSETS WILL BE SUCCESSFUL OR THAT ITS OBJECTIVES WILL BE ATTAINED. ACCORDINGLY, INVESTMENT IN THE COMPANY IS SPECULATIVE IN NATURE AND SUITABLE ONLY FOR SOPHISTICATED INVESTORS WHO ARE AWARE OF THE RISKS INVOLVED. PROSPECTIVE INVESTORS WHO WOULD LIKE MORE DETAILS ABOUT ANY RISK FACTOR SHOULD CONTACT THE MANAGER DIRECTLY.

Company Related Risks

The Company is recently organized and has no operating history.

We are a recently formed company and have no operating history. We have no assets, no operating revenues and our prospects of future profitable operations may be delayed or never realized. We may encounter difficulties that prevent us from operating our anticipated business as intended or that will prevent us from doing so in a profitable manner. We, and the investment in Share Class Units described in this Offering Circular, must be evaluated in view of possible delays, additional expenses and other unforeseen complications that are often encountered by new business ventures. Our financial condition, results of operations, and ability to make or sustain distributions to our members will depend on many factors.

The Offer is being conducted as a best effort offering.

This offering is being conducted on a “best reasonable efforts” basis. No guarantee can be given that all or any of the Share Class Units will be sold, or that sufficient proceeds will be available to conduct successful operations. Receipt of a relatively small amount of capital from the sale of Share Class Units may reduce our ability to spread investment risks through diversification of our portfolio of real estate assets.

An investment in our Share Class Units involves a high degree of risk.

Investors could lose their entire investment. Prospective investors should carefully consider the following factors, along with the other information set forth in this Offering Circular, in evaluating the Company, its business and prospects before purchasing the Share Class Units. The following risk factors, individually or occurring together, would likely have a substantially negative effect on our Company's business and could cause it to fail.

The Company does not have a set term.

An investment in the Company requires a long-term commitment, with no certainty of return. The Company does not have a stated term by which it must liquidate and distribute its assets to the Members, and as such, the ultimate disposition and liquidation of Company assets shall remain subject to the Manager’s sole discretion.  There may be little or no near-term cash flow available to the Members.  The Company’s investment in the real estate assets described in this Offering Circular may involve a high degree of risk, poor performance by the Company’s assets could severely affect the total returns to the Members. Additionally, despite their experience in the securities industry, the past performance of the Manager’s principals is not a guarantee of future results.

As a Member you have not selected our Manager and you have no ability to influence our operating decisions.

The Operating Agreement provides that the affairs and business of the Company will be managed under the direction of our Manager.  As the sole manager, our Manager will hold virtually complete control over all material decisions affecting the business and affairs of the Company and can take almost any action without the consent of the Members.  Members do not elect or vote on our Manager and have limited ability to influence our business and operational and capital decisions.

There is not a current trading market for our Share Class Units and a trading market is unlikely to develop.

There is currently no established trading market for our Share Class Units and an active trading market in our Share Class Units is not likely to develop or, if such a market were to develop, may not be sustained. If for any reason a trading market does not develop, purchasers of the Share Class Units may have difficulty selling their Share Class Units should they desire to do so.

If we are unable to find suitable real estate assets, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depend upon the performance of our Manager to locate, acquire, manage and operate real estate assets.  You will have no opportunity to evaluate the economic merits or the terms of the real estate prior to making a decision to purchase our Units. You must rely entirely on our Manager and its principals.  We cannot assure you that our Manager will be successful in sourcing suitable real estate assets, and that, if suitable real estate assets are located, our objectives will be achieved.  If we, through our Manager and its principals, are unable to find suitable real estate assets promptly, we will hold the proceeds from this offering in an interest-bearing account.  If we would continue to be unsuccessful in locating suitable real estate assets, we may ultimately decide to liquidate.  In the event we are unable to timely locate suitable real estate assets, we may be unable or limited in our ability to pay distributions to Members and we may not be able to meet our investment objectives.

We could experience delays in locating suitable real estate assets, which could in turn limit our ability to make distributions and lower the overall return on an investment.

We rely upon our Manager’s team of professionals to locate suitable real estate assets.  To the extent that our Manager’s professionals face competing demands upon their time in instances when we have capital ready for the acquisition of real estate assets, we may face delays in execution.  Further, because we are raising a “blind pool” without any pre-selected real estate assets, it may be difficult for us to invest the net offering proceeds promptly and on attractive terms.  Our financial results in the fiscal periods immediately following completion of this offering may not be representative of our future potential.  Prior to the full deployment of the net proceeds from this offering, we may invest the undeployed net proceeds in money market accounts.  We expect that these initial investments will provide a lower net return than we expect to receive from the investments described in this Memorandum, however, delays we encounter would likely limit our ability to pay distributions and potentially lower our Member’s overall returns.

An investment in us is more speculative because this is a “blind pool” and you will not have the opportunity to evaluate any real estate assets before we acquire them.

We have not yet acquired any real estate assets and we are not able to provide you with any information to assist you in evaluating the merits of any specific real estate asset. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in real estate assets as described in this Memorandum. However, because you will be unable to evaluate the economic merit of those real estate assets before we acquire them, you will have to rely entirely on the ability of our Manager to select suitable real estate assets. Furthermore, our Manager will have broad discretion in implementing and modifying policies regarding the real estate assets and you will not have the opportunity to evaluate them.

There may be a period of time before our Manager fully invests the proceeds of this offering. We will attempt to invest the proceeds as quickly as prudence and circumstances permit; however, no assurance can be given as to how quickly the proceeds will be invested. Consequently, the distributions you receive on your investment may be reduced pending the investment of the offering proceeds in real estate assets. These factors increase the risk that your investment may not generate returns comparable to our competitors.

We may be unable to pay distributions on our Share Class Units and our Members may not be able to receive a return on their Share Class Units unless they sell them.

We are not able to assure our Members of net income in the future. As such, our Members may not be able to receive a return on their Share Class Units, The Company may consider the payment of cash distributions from time to time. However, any declaration and payment of distributions will be (i) dependent upon the Company's results of operations, financial condition, cash requirements, capital improvements and other relevant factors; (ii) subject to the discretion of the Manager of the Company; and (iii) payable out of the Company's surplus or current net profits. No assurance can be given that the Company will make distributions at any time in the future.

If our Manager fails to retain its key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our Manager's ability to attract and retain key personnel. Our future also depends on the continued contributions of the executive officers and other key personnel of our Manager, each of whom would be difficult to replace. In particular, the individual principals of our Manager named herein are critical to the management of our business and operations and the development of our strategic direction. The loss of the services of any one of the Manager’s principals and the process to replace any of our Manager's principals would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

The price at which we are offering the Share Class Units is arbitrary.

The Manager established the Offering Price of our Share Class Units on an arbitrary basis. The Share Class Unit selling price bears no relationship to our book or asset values or to any other established criteria for valuing Share Class Units. Because the Offering Price is not based upon any independent valuation, the Offering Price may not be indicative of the proceeds that you would receive upon liquidation. Such Offering Price is not an indication of the value of a Share Class Unit or the pro rata portion of the Company or the securities we may acquire in the future, and no assurance is given that any of the Share Class Units could be resold for the Offering Price or for any other amount.

The Share Class Units are not a liquid investment.

The Share Class Units have not been registered under any federal or state securities laws and therefore cannot be resold or otherwise transferred unless they are subsequently registered under such laws, or unless an exemption from such registration is available. We do not intend to register the Share Class Units with the SEC or any state securities agencies, and you will have no right to require the Company or the Manager to register the Share Class Units. There is presently no public or other market for the Share Class Units, and it is highly unlikely that such a market will develop in the future. In addition, certain restrictions on transfer of the Share Class Units are contained in the Operating Agreement. Under the circumstances, you should consider the purchase of Share Class Units to be an investment lacking liquidity and involving substantial risk.

We have not authorized any other party to provide you with information concerning us or this Offering.

Investors should carefully evaluate all of the information in this Offering Circular. We may receive media coverage, including coverage that is not directly attributable to statements made by our officers and employees, that incorrectly reports on statements made by our officers or employees or that is misleading as a result of omitting information provided by us, our officers or employees. We have not authorized any other party to provide you with information concerning us or this Offering.

Risk of projections and opinions.

Statements contained in this Offering Circular that are not historical facts are based on current expectations, estimates, projections, opinions and beliefs of the Manager. Such statements involve known and unknown risks, uncertainties and other factors, and undue reliance should not be placed thereon. No assurance can be given that returns from the Company will be equal or similar to those achieved or expected to be achieved by any past results, and no assurances can be given that actual results will achieve the Company's stated objectives.

Risk associated with management.

The success of the Company will depend significantly upon the skill and expertise of the Manager and the success of the portfolio of models developed, tested and implemented over time by the Manager. The Manager will make all decisions with respect to the commodity interests traded and the development of the trading methodology and the application of this methodology to the investment of the assets of the Company. The profitability of the Company depends upon the Manager’s ability to identify suitable models, evaluate risk and assess the future robustness and viability of current and new models, and the methodology itself, over a wide range of markets and market conditions. There can be no assurance that Manager will be able to identify such opportunities, always evaluate risk properly or accurately capture price movements.

Lack of Member control over Company policies.

The management, financing, leasing and disposition policies of the Company and its policies with respect to certain other activities, including its distributions and operating policies, are determined by the Manager. To the extent permitted by the Operating Agreement, these policies may be changed from time to time at the discretion of the Manager without a vote of the Members of the Company, although the Manager has no present intention to make any such changes. Any such changes could be detrimental to the Members' Share Class Units in the Company.

Power of Attorney.

Upon being admitted as a Member of our Company you will be bound by the provisions of, and deemed to be a party to, our Operating Agreement. Pursuant to Operating Agreement, each Member and each person who acquires a Share Class Unit, grant to our Manager a power of attorney.  The presence of a power of attorney increases your reliance on our Manager and its principals. In addition to the fact that Members do not elect or vote on our Manager and have only very limited voting rights on matters affecting our business, and therefore limited ability to influence our business and operational decisions, the power of attorney places additional trust and reliance on the Manager and its principals in carrying out the terms of the power of attorney, which include the ability to make certain amendments to our Operating Agreement.

Absence of recourse to Manager; Indemnification.

The Operating Agreement of the Company includes exculpation and indemnification provisions that will limit the circumstances under which the Manager can be held liable to the Company. As a result, Members may have a more limited right of action in certain cases than they would in the absence of such limitations.

Our Subscription Agreement also includes certain indemnification of the Manager in connection with the following: (i) any inaccuracy in, or breach of, any of the potential subscriber’s declarations, representations, warranties or covenants set forth in the Subscription Agreement or any other document or writing delivered to the Company; (ii) any disposition by a Member of any Share Class Units in violation of the Member’s Subscription Agreement, the Operating Agreement or any applicable law; or (iii) any action, suit, proceeding or arbitration, whether threatened, pending or actual, alleging any of the foregoing.

Notwithstanding the indemnification provisions of the Subscription Agreement, it is the position of the U.S. Securities and Exchange Commission that indemnification for liabilities arising from, or out of, a violation of federal securities law is void as contrary to public policy. However, indemnification will be available for settlements and related expenses of lawsuits alleging securities law violations if a court approves the settlement and indemnification, and also for expenses incurred in successfully defending such lawsuits if a court approves such indemnification.

Recourse to Company assets.

Assets of the Company, including any capital held by the Company, are available to satisfy the obligations and liabilities of the Company. If the Company itself becomes subject to a liability, parties seeking satisfaction of such liability may have recourse to the Company's assets generally rather than being limited to a particular asset (such as the one giving rise to the liability).

Absence of SEC regulatory oversight.

The Company is not registered as an investment company or in any other capacity with the SEC, and this offering has not been registered with the SEC. Moreover, the Manager is not registered as an investment adviser under the Investment Advisers Act of 1940.

Investment and due diligence process risk.

Before making investments, the Manager will conduct due diligence that it deems reasonable and appropriate based on the facts and circumstances applicable to each investment. When conducting due diligence, the Manager may be required to evaluate important and complex business, financial, tax, accounting and legal issues. When conducting due diligence and making an assessment regarding an investment, the Manager will rely on the resources reasonably available to it, which in some circumstances, whether or not known to the Manager at the time, may not be sufficient, accurate, complete or reliable. Due diligence may not reveal or highlight matters that could have a material adverse effect on the value of an investment.

Increased regulatory oversight.

Increased regulation and regulatory oversight of private investment funds and their managers may impose administrative burdens on the Manager, including, without limitation, responding to examinations and other regulatory inquiries and implementing policies and procedures. Recently, regulators in the United States and other countries have shown particular interest in funds engaging in systematic, quantitative and so-called "high-frequency" trading, which could increase the risk of administrative burdens being placed on the Manager. Such administrative burdens may divert the Manager's time, attention and resources from portfolio management activities to responding to inquiries, examinations and enforcement actions (or threats thereof). Regulatory inquiries often are confidential in nature, may involve a review of an individual's or a firm's activities or may involve studies of the industry or industry practices, as well as the practices of a particular institution.

Effect of substantial losses or withdrawals.

If, due to extraordinary market conditions or other reasons, the Company and other private investment funds managed by the Manager were to incur substantial losses or were subject to an unusually high level of withdrawals, the revenues of the Manager may decline substantially. Such losses and/or withdrawals may hamper the Manager's ability to (i) retain employees; (ii) provide the same level of service to the Company as it has in the past; and (iii) continue operations.

Delayed schedules K-1.

The Company will provide final Schedules K-1 to the Members for any given fiscal year within 90 days after the end of each fiscal year of the Company or as soon as reasonably practicable thereafter. Members may be required to obtain extensions of the filing date for their income tax returns at the U.S. federal, state and local levels.

Competition; availability of investments

Certain markets in which the Company may invest are extremely competitive for attractive investment opportunities. As a result, there can be no assurance that the Manager will be able to identify or successfully pursue attractive investment opportunities in such environments.

Risk of Loss

No guarantee or representation is made that the Company's investment in the real estate assets will be successful.  Investment in real estate assets results may vary substantially over time.  No assurance can be made that profits will be achieved or that substantial or complete losses will not be incurred.

The implementation of our investment strategy is highly dependent on our Manager and the Manager’s key personnel in successfully conducting this offering.

Our Manager and its key personnel will conduct this offering.  Our Manager is in the early stages of its development and has no operating history.  The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of our Manager and its personnel to sell our Share Class Units. If this strategy is not successful in selling our Share Class Units, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our business plan.  If we are unsuccessful in implementing our business plan, you could lose all or a part of your investment.

Our Manager’s key personnel are not required to devote their full-time attention to our business.

Our Manager’s principals and key personnel are not required to devote their respective individual capacities full-time to our business and affairs, but only such time as may reasonably be required.

Uncertain economic conditions, including as a result of COVID-19.

The recent outbreak of COVID-19 and the responses of governmental authorities, companies and the self-imposed restrictions by many individuals across the world to stem the spread of the virus have significantly reduced global economic activity in a wide range of business sectors, including real estate related markets. Concerns over the negative effects of COVID-19 on economic and business prospects across the world have contributed to increased market volatility and have diminished expectations for the global economy. These factors coupled with the emergence of decreasing business confidence and increasing unemployment resulting from the COVID-19 outbreak may precipitate a prolonged economic slowdown and recession. Any such prolonged period of economic slowdown or recession could have significant adverse consequences for the Company’s financial condition.

In addition, other weaknesses in local economies and/or the national or international economies, including any credit market weakness and/or volatility, could materially and adversely impact the investments made by the Company’s real estate assets In addition, softness in a regional or state economy could materially and adversely impact the actual or projected rental rates and operations of properties acquired, if any, by any Company assets in such area and therefore, the ability to sell such properties on favorable terms (when sold). Further, recent world events evolving out of increased terrorist activities and the political and military responses of the targeted countries have created an air of uncertainty concerning the security and stability of world and United States economies. Historically, successful terrorist attacks have resulted in decreased travel and tourism to the affected areas, increased security measures and disturbances in financial markets. It is impossible to determine the likelihood of any future terrorist attacks on United States targets, the nature of any United States response to such attacks or the social and economic results of such events. However, any negative change in the general economic conditions in the United States could adversely affect the financial condition and operating results of our real estate assets and, thus, the Company.

The Company is unable to predict the likely impact of current economic conditions including the impact of COVID-19 on the real estate industry. As a result, there can be no assurance that our assets will achieve anticipated results.

Risks Related to Share Class Units

The Company cannot guarantee that investors will receive any return on their investment.

There is no guarantee that the Company will be able to make any distributions or, if there are any, when they will be made, or for that matter, that investors will not lose all of their investment. Available cash for distribution, if any, shall at all times be subject to the required payment of Company expenses and the maintenance of reserves deemed appropriate by the Company, restrictions under the Company’s loan documents.

Because no public trading market for a purchaser’s Share Class Units currently exists, it will be difficult for you to sell your Share Class Units and, if you are able to sell your Share Class Units, you will likely sell them at a discount to your purchase price.

Our Operating Agreement does not require our Manager to seek Member approval to liquidate our assets by a specified date, nor is there a public market for our Share Class Units. Additionally, the transfer or sale of Share Class Units will be further restricted as set forth in our Operating Agreement, the provisions of the Securities Act of 1933, as amended, and Rule 144 thereunder. Because of the illiquid nature of our Share Class Units, you should purchase our Share Class Units only as a long-term investment and be prepared to hold them for an indefinite period of time. We describe the transfer restrictions set forth in the Operating Agreement in more detail under the section titled “Description of Our Share Class Units”.

The price at which our Share Class Units are being offered was arbitrarily determined; the actual value of your Share Class Units may be substantially less than what you pay.

We established the offering price of our Share Class Units on an arbitrary basis. The Share Class Unit selling price bears no relationship to our book or asset values or to any other established criteria for valuing Share Class Units. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation.

Your interest in us may be diluted if we issue additional units of membership interest, including additional Share Class Units.

Investor’s purchasing Share Class Units in this Offering will be protected from further dilution by the Company, such that following the conclusion of this Offering, if the Company were to issue additional Units (regardless of the class or series of such Units), each investor would have a right to purchase his, her or its pro rata share of such Units such that the investor’s percentage interest in the Company remains the same both prior to and after the issuance of such additional Units. If an investor were to decline to purchase such additional Units, such investor will be diluted.

As a Member you have not selected our Manager and you have limited ability to influence the operating decisions.

The Operating Agreement provides that the affairs and business of the Company will be managed under the direction of our Manager. Subject to certain approval rights of a majority of the Class B Members with respect to certain matters, our Manager will hold complete control over all material decisions affecting the business and affairs of the Company and can take most actions without the consent of the Members. Members do not elect or vote on our Manager and have only very limited voting rights on matters affecting our business, and therefore limited ability to influence our business and operational decisions.

Members are subject to the risk that distributions may not equal the tax burden to Members.

So long as we are a limited liability company, we will be taxed as a partnership. Members will therefore be allocated their share of our income, deduction, gain and loss each year. Normally, an investment in the Company will cause the taxable income of Members who are subject to state and federal income tax to increase. Consequently, an increase in a Member’s taxable income will subject that Member to an increased income tax liability. Members must obtain cash to satisfy that liability. That cash can come from a wide variety of sources. Members need to be aware that any distributions of cash from operations paid to a Member may not be sufficient to satisfy the income tax liability attributed to the Member’s allocable share of the Company income and gain. Hence, the Member may be forced to either borrow or use cash from another source to satisfy their income tax liabilities associated with an investment in the Company.

Members may experience a loss on dissolution and termination of the Company.

In the event of a dissolution or termination of the Company, the proceeds realized from the liquidation of our assets, if any, will be distributed to the Members, but only after the satisfaction of claims of creditors. Accordingly, the ability of a Member to recover all or any portion of its investment in the Company under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom. There is no guarantee of a return of the Member’s invested capital.

Under certain circumstances, Members could lose the limited liability protection typically afforded Members of a limited liability company.

In general, holders of membership interests in a limited liability company are not liable for the debts and obligations of a limited liability company beyond the amount of the capital contributions they have made or are required to make under their Subscription Agreement. Under the Delaware Limited Liability Company Act, members of a limited liability company would be held personally liable for any act, debt, obligation or liability of a limited liability company to the extent that Members of a business corporation would be liable in similar circumstances. In this regard, the court may consider the factors and policies set forth in established case law with regard to piercing the entity veil, except that the failure to hold meetings may not be considered a factor tending to establish that the Members have personal liability for any act, debt, obligation or liability of the limited liability company if the articles of organization and Operating agreement do not expressly require the holding of meetings of Members and Manager. The Manager intends to act in a manner reasonably designed to avoid personal liability on the Members by complying with the Operating Agreement and applicable state-imposed formalities.

The merits of this offering have not been approved by any broker/dealer.

The Company will not market and sell the Share Class Units through any broker/dealers. Broker/dealers have a duty to a prospective purchaser to ensure that an investment is suitable for that purchaser, that the broker/dealer has conducted adequate due diligence with respect to an offering and that the offering complies with federal and state securities laws. Although the Company has a duty under applicable securities laws to make sure this Offering Circular is accurate and complete, this Offering Circular has not been reviewed by an independent third party, including broker/dealers.

An investment in the Share Class Units is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Our business is speculative, and consequently there can be no assurance that we will satisfy any of our business goals. An investment in the Share Class Units involves a high degree of risk, and no assurance can be given that our cash flow, profits, and capital will be sufficient to make current or liquidating distributions as planned. Investors may not realize any return on their investment and could lose their entire investment altogether.

By purchasing Share Class Units in this offering, Members are bound by the arbitration provisions contained in the Subscription Agreement limit a Member’s ability to bring class action lawsuits or seek remedy on a class basis, including with respect to securities law claims.

By purchasing Share Class Units in this offering, Members agree to be bound by the arbitration provisions contained in our Subscription Agreement (the “Arbitration Provision”). Such Arbitration Provision applies to claims under the U.S. federal securities laws and to all claims that are related to the Company, including with respect to this offering, the Company’s holdings, its Share Class Units, ongoing operations and the management of the Company’s investments, among other matters and limit the ability of Members to bring class action lawsuits or similarly seek remedy on a class basis. Furthermore, because the Arbitration Provision is contained in the Operating Agreement, such Arbitration Provision will also apply to any purchasers of shares in a secondary transaction.

By agreeing to be subject to the Arbitration Provision, Members are severely limiting their rights to seek redress against the Company in court. For example, a Member may not be able to pursue litigation for any claim in state or federal courts against the Company, the Board members, Officers and employees including with respect to securities law claims, and any awards or remedies determined by the arbitrators may not be appealed. In addition, arbitration rules generally limit discovery, which could impede a Member’s ability to bring or sustain claims, and the ability to collect attorneys' fees or other damages may be limited in the arbitration, which may discourage attorneys from agreeing to represent parties wishing to commence such a proceeding.

Specifically, the Arbitration Provision provides that either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration. The Company has not determined whether it will exercise its right to demand arbitration but reserve the right to make that determination on a case-by-case basis as claims arise. In this regard, the Arbitration Provision is similar to a binding arbitration provision as the Company is likely to invoke the Arbitration Provision to the fullest extent permissible.

Any arbitration brought pursuant to the Arbitration Provisions must be conducted in the State of Washington, in The United States of America. The term “Claim” as used in the Arbitration Provisions is very broad and includes any past, present, or future claim, dispute, or controversy involving a Member (or persons claiming through or connected with the Member), on the one hand, and the Company (or persons claiming through or connected with the Company), on the other hand, relating to or arising out of the Member’s subscription agreement, the Company and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual Claim that Member may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court) the validity or enforceability of the Arbitration Provisions, any part thereof, or the entire subscription agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counterclaims, crossclaims, third-party claims, or otherwise. The scope of the Arbitration Provisions is to be given the broadest possible interpretation that will permit it to be enforceable. Based on discussions with and research performed by the Company’s counsel, the Company believes that the Arbitration Provisions are enforceable under federal law, the laws of the State of Delaware, or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in the Subscription Agreement with respect to the Arbitration Provisions or otherwise requiring Members to waive certain rights were to be found by a court to be unenforceable, the Company would abide by such decision.

Further, potential Members should consider that Subscription Agreement restricts the ability of the Members to bring class action lawsuits or to similarly seek remedy on a class basis, unless otherwise consented to by the Company or its Board members and Officers. These restrictions on the ability to bring a class action lawsuit are likely to result in increased costs, both in terms of time and money, to individual Members who wish to pursue claims against the Company.

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISIONS, MEMBERS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

Risks Related to Investing in Real Estate

We will be subject to general real estate risk.

We will be subject to the risks that generally relate to investing in real estate. Real estate historically has experienced significant fluctuations and cycles in performance that may result in reductions in the value of our real estate related investments. The performance and value of its investments once acquired depends upon many factors beyond our control. The ultimate performance and value of our assets are subject to the varying degrees of risk generally incident to the ownership and operation of the properties which support our investments.

The ultimate performance and value of our real estate assets will depend upon, in large part, our ability to recover our investment. Revenues and cash flows may  be adversely affected by: changes in national or local economic conditions; changes in local real estate market conditions due to changes in national or local economic conditions or changes in local property market characteristics, including, but not limited to, changes in the supply of and demand for competing properties within a particular local property market; competition from other properties offering the same or similar services; changes in interest rates and the credit markets which may affect the ability to finance, and the value of, investments; the ongoing need for capital improvements, particularly in older building structures; changes in real estate tax rates and other operating expenses; changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes, and other natural disasters, acts of war or terrorism, which may decrease the availability of or increase the cost of insurance or result in uninsured losses; changes in governmental rules and fiscal policies which may result in adverse tax consequences, unforeseen increases in operating expenses generally or increases in the cost of borrowing; decreases in consumer confidence; government taking investments by eminent domain; various uninsured or uninsurable risks; the bankruptcy or liquidation of major tenants; adverse changes in zoning laws; the impact of present or future environmental legislation and compliance with environmental laws; the impact of lawsuits which could cause us to incur significant legal expenses and divert management’s time and attention from the day-to-day operations of the Company; and other factors that are beyond our control.

Any of the foregoing factors as well as others could adversely impact the return on and cash flows and values of our real estate assets. In addition, property values can decline below their acquisition price or below their appraised, assessed or perceived values after the acquisition. Material declines in values could result in subsequent losses. Our real estate assets may be difficult to sell in an efficient and expeditious manner, and there can be no assurance that there will be a ready resale market if or when we find it necessary or otherwise elects to sell such investments.

Our performance and value are subject to general economic conditions and risks associated with our real estate assets.

The investment returns available from equity investments in real estate depend on the amount of income earned and capital appreciation generated by the properties, as well as the expenses incurred in connection with the properties. If the properties we acquire do not generate income sufficient to meet operating expenses, including any debt service and capital expenditures, then our ability to make distributions to our members could be adversely affected. In addition, there are significant expenditures associated with an investment in real estate (such as debt service (to the extent we borrow funds in the future), real estate taxes, HOA fees, insurance and maintenance costs) that generally do not decline when circumstances reduce the income from the property. Income from and the value of the properties we acquire may be adversely affected by the factors listed below, some of which are described in greater detail in the pages that follow:

•downturns in international, national, regional and local economic conditions (particularly increases in unemployment);

•the attractiveness of the properties we acquire to potential tenants and buyers and competition from other properties;

•changes in supply of or demand for similar or competing properties in and around the markets we invest in;

•bankruptcies, financial difficulties or lease defaults by our tenants or defaults by seller-financed buyers;

•inability to collect rent from tenants or payments from seller-financed buyers;

•changes in interest rates, availability and terms of debt financing;

•changes in operating costs and expenses and our ability to control rents;

•changes in, or increased costs of compliance with, governmental laws, rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws, and our potential liability thereunder;

•political, regulatory or other factors including terrorism;

•illiquidity of real estate investments generally;

•tenants’ or buyers’ perceptions of the safety, convenience and attractiveness of our properties and the neighborhoods in which our properties are located;

•ongoing needs for capital improvements, particularly in older properties;

•our ability to provide adequate maintenance and obtain adequate insurance;

•changes in the cost or availability of insurance, including coverage for mold or asbestos;

•environmental conditions or retained liabilities for such conditions;

•unanticipated changes in costs associated with known adverse environmental conditions or retained liabilities for such conditions;

•periods of high interest rates and tight money supply;

•tenant turnover;

•general overbuilding or excess supply in and around the markets we invest in;

•disruptions in the global supply chain;

•the ability or unwillingness of tenants to pay rent increases;

•civil unrest, acts of God, including pandemics, epidemics, earthquakes, hurricanes, tornadoes, floods and other natural disasters, which may result in uninsured losses, and acts of war or terrorism, including the consequences of terrorist acts such as those that occurred on September 11, 2001;

•rent control or rent stabilization or other housing laws, which could prevent us from raising rents; and

•increases in property-level maintenance and operating expenses.

Our properties may be unable to compete successfully for tenants.

Our properties compete for tenants with other properties and multi-family housing options, such as apartments and condominiums. Some of these competitors may offer more attractive properties or lower rents than we do, and they may attract the high-quality tenants to whom we seek to lease our properties. Additionally, some competing housing options may qualify for governmental subsidies that may make such options more affordable and therefore more attractive than our properties. Competition for tenants could reduce our occupancy and rental rates and adversely affect us.

Long-term leases may not result in fair market lease rates over time; therefore, our income and cash available for distribution to our Members could be lower than if we did not enter into long-term leases.

We may enter into long-term leases with tenants. Our longer-term leases may provide for rent increases over time. If we do not accurately judge the potential for increases in market rental rates, the rent under our long-term leases with tenants may be significantly less than then-current market rental rates, even after contractual rental increases and applicable percentage rents. Further, we may have no ability to terminate those leases or to adjust the rent to then-current market rates. As a result, our revenues and cash available for distribution to our Members could be lower than if we did not enter into long-term leases.

Short-term leases of residential property may expose us to the effects of declining market rents.

Some of our leases to tenant-occupants may be for a term of one year. As these leases permit the tenants to leave at the end of the lease term without penalty, we anticipate our rental revenues may be affected by declines in market rents more quickly than if our leases were for longer terms. Short-term leases may result in high turnover, which involves costs such as restoring the properties, marketing costs and lower occupancy levels. Because we have a limited operating history, our tenant turnover rate and related cost estimates may be less accurate than if we had more operating data upon which to base these estimates.

We rely on information supplied by prospective tenants in managing our business.

We rely on information supplied to us by prospective tenants in their rental applications to make leasing decisions, and we cannot be certain that this information is accurate. In particular, we rely on information submitted by prospective tenants regarding household income, tenure at current job, number of children and size of household. Moreover, these applications are submitted to us at the time we evaluate a prospective tenant, and we do not require tenants to provide us with updated information during the terms of their leases, notwithstanding the fact that this information can, and frequently does, change over time. Even though this information is not updated, we use it to evaluate the overall average credit characteristics of our portfolio over time. If tenant-supplied information is inaccurate or our tenants’ creditworthiness declines over time, we may make poor leasing or underwriting decisions and our portfolio may contain more credit risk than we believe. When we purchase properties that are subject to existing leases, we are not able to collect any information on tenant creditworthiness in connection with such purchases.

We depend, in part, on our tenants for all of our revenues.

We depend on tenants for all of our revenues. Our operating results and cash available for distribution would be adversely affected if a significant number of our tenants were unable to meet their lease obligations or failed to renew their leases with us. Widespread lay-offs and other adverse changes in the economic conditions in and around the select markets in which we invest could result in substantial tenant defaults or non-renewals. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord at that property and may incur costs in protecting our investment and re-leasing the property. We may be unable to re-lease the property for the rent previously received.

We may be unable to renew leases and our occupancy rate could decline.

We cannot assure you that tenants will renew their leases with us. If the rental rates for our properties decrease or our tenants do not renew their leases, our financial condition, results of operations, cash flow, cash available for distribution and our ability to satisfy our debt service obligations could be materially adversely affected.

Some or all of our properties may become vacant either by a default of tenants under their leases or the expiration or termination of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution. In addition, the resale value of the property could be reduced because the market value of a particular property may deteriorate if it remains unoccupied for an extended period of time.

Poor tenant selection and defaults by our tenants may negatively affect our financial performance.

Our success will depend, in part, upon our ability to attract and retain qualified tenants for our properties. This will depend, in turn, upon our ability to screen applicants, identify good tenants and avoid tenants who may default. We will inevitably make mistakes in our selection of tenants, and we may rent to tenants whose default on our leases or failure to comply with the terms of the lease or HOA regulations negatively affect our financial performance, reputation and the quality and value of our properties. For example, tenants may default on payment of rent, make unreasonable and repeated demands for service or improvements, make unsupported or unjustified complaints to regulatory or political authorities, make use of our properties for illegal purposes, damage or make unauthorized structural changes to our properties which may not be fully covered by security deposits, refuse to leave the property when the lease is terminated, engage in domestic violence or similar disturbances, disturb nearby residents with noise, trash, odors or eyesores, fail to comply with HOA regulations, sub-let to less desirable individuals in violation of our leases or permit unauthorized persons to live with them. In addition, defaulting tenants will often be effectively judgment-proof. The process of evicting a defaulting tenant from a family residence can be adversarial, protracted and costly. Furthermore, some tenants facing eviction may damage or destroy the property. Damage to our properties may significantly delay re-leasing after eviction, necessitate expensive repairs or impair the rental revenue or value of the property, resulting in a lower than expected rate of return. In addition, we will incur turnover costs associated with re-leasing the properties, such as marketing expense and brokerage commissions, and will not collect revenue while the property is vacant. Although we will attempt to work with tenants to prevent such damage or destruction, there can be no assurance that we will be successful in all or most cases. Such tenants will not only cause us not to achieve our financial objectives for the properties in which they live, but may subject us to liability, and may damage our reputation with our other tenants and in the communities where we do business.

Title defects and eminent domain could lead to material losses on our investments.

Although we currently intend to acquire title insurance on the majority of our residential properties when it is available, we may, and likely will, also acquire a number of our homes on an “as is” basis without the benefit of title insurance prior to closing. Increased scrutiny of title matters, particularly in the case of foreclosures, could lead to legal challenges with respect to the validity of the sale. In the absence of title insurance, the sale may be rescinded, and we may be unable to recover our purchase price, resulting in a complete loss. Title insurance obtained subsequent to purchase offers little protection against discoverable defects as they are typically excluded from such policies. Although we endeavor to assess the state of title prior to purchase, there can be no assurance that our assessments will be completely effective, which could lead to a material if not complete loss on our investment in such properties. In addition, even if we are able to acquire title insurance on a property, the title insurance provider may assert that we are not entitled to coverage under the policy and deny any claims we have thereunder.

Our title to a property may be challenged for a variety of reasons, including allegations of defects in the foreclosure process. Title insurance, if any, may not prove adequate in these instances.

It is also possible that governmental authorities may exercise eminent domain to acquire land on which our properties are built in order to build roads or other infrastructure. Any such exercise of eminent domain would allow us to recover only the fair value of the affected properties. Our acquisition strategy is premised on the concept that this “fair value” will be less than the real value of the property for a number of years, and we could effectively have no profit potential from properties acquired by the government through eminent domain.

We may not be able to complete dispositions on advantageous terms.

There is no guarantee that the Company will be able to dispose of our real estate assets, and any such disposition will remain dependent upon certain factors beyond the Company’s control, including competition from other real estate owners that are attempting to dispose of similar properties, and the availability of financing on attractive terms for potential buyers of the property. The Company’s inability to dispose of its real estate assets on favorable terms could have an adverse effect on the Company’s financial condition, results of operations, cash flow, and ability to make distributions to Members.

The Company may be unable to obtain debt financing for the acquisition and operation of the Company’s real estate assets.

The success of the Company’s strategy depends on its access to capital through use of excess cash flow and the use of leverage (i.e., borrowings) by the Company that will acquire and operate its real estate assets. Financing the investment strategy will require significant capital. Volatility and uncertainty in the stock and credit markets may negatively impact the Company’s ability to access debt financing on favorable terms, or at all, which may negatively affect the proposed investment.

We are subject to risks associated with uninsured losses.

There are certain types of losses, such as acts of war, terrorism, hurricanes, floods, or seismic activity, which now or in the future may be uninsurable or not economically insurable. Inflation, changes in building or zoning codes and ordinances, environmental considerations, and other factors may also make it infeasible to use insurance proceeds to replace an asset if it is damaged or destroyed. If an uninsured property loss or a property loss in excess of insured limits were to occur, the Company could lose its capital invested in the affected property, as well as the anticipated future revenues from such property.

If the Company overestimates the value or income-producing ability or incorrectly price the risks of the Company’s real estate assets, the Company may experience losses.

Analysis of the value or income-producing ability of the Company’s real estate assets is highly subjective and may be subject to error. The Manager will value the Company’s potential investments in real estate assets based on yields and risks, considering estimated future losses on the real estate and the estimated impact of these losses on expected future cash flows and returns. In the event that the Company underestimates the risks relative to the price the Company paid for a particular investment, the Company may experience losses with respect to such investment.

Risk associated with title insurance and eminent domain.

The Company currently intends to acquire title insurance when the Company purchases real estate assets. Title insurance obtained subsequent to purchase offers little protection against discoverable defects as they are typically excluded from such policies. Although the Company endeavors to assess the state of title prior to purchase, there can be no assurance that the Company’s assessments will be completely effective, which could lead to a material if not complete loss on the Company’s purchase of the underlying real estate. In addition, even if the Company is able to acquire title insurance on the underlying property, the title insurance provider may assert that the Company is not entitled to coverage under the policy and deny any claims the Company thereunder.

It is also possible that governmental authorities may exercise eminent domain to acquire the underlying real estate on which one or the Company’s real estate assets is located. Any such exercise of eminent domain would allow the Company to recover only the fair value of the property, which at such time could be less than the Company paid for the real estate and the improvements located thereon.

Certain other real estate related risks.

Our real estate related investments will be subject to the varying degrees of risk and significant fluctuations in their value. The value of the Company’s real estate assets depends upon the Company’s ability to operate the real estate assets in a manner sufficient to meet its commitments, including debt service, and/or maintain or increase revenues in excess of operating expenses or, the ability of the lessees to make rental payments. Revenues may be adversely affected by changes in national or international economic conditions; changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics; the financial condition of tenants, buyers, and sellers of properties; competition from other properties offering the same or similar services; changes in interest rates and in the availability, cost, and terms of mortgage funds; the impact of present or future environmental legislation and compliance with environmental laws; the ongoing need for capital improvements (particularly in older structures); changes in real estate tax rates and other operating expenses; adverse changes in governmental rules and fiscal policies; civil unrest; acts of God, including earthquakes, hurricanes, and other natural disasters; acts of war; acts of terrorism (any of which may result in uninsured losses); adverse changes in zoning laws; and other factors that are beyond the Company’s control.

The Company may be subject to liability under environmental laws, ordinances, and regulations.

Under various federal, state, and local laws, ordinances and regulations, and to the extent the Company owns any interests in properties directly and not indirectly through a limited liability entity, the Company may be considered an owner or operator of real properties responsible for paying for the disposal or treatment of hazardous or toxic substances released on or in the property, as well as certain other potential costs relating to hazardous or toxic substances (including governmental fines and injuries to persons and property). Such liability may be imposed on the Company whether or not it had knowledge of or responsibility for the presence of hazardous or toxic substances. The Company’s efforts to identify and discover environmental liabilities with respect to properties it may acquire or to which it may provide lender financing may not be sufficient, notwithstanding its due diligence efforts including environmental audits designed to ensure that its portfolio will be in substantial compliance with federal, state and local environmental laws, ordinances and regulations regarding hazardous or toxic substances.

To the extent the Company is responsible for environmental liabilities, such could have a materially adverse effect on its results of operations and financial condition as well as jeopardize other investment assets in its portfolio, with negative implications for the value of an investment in the Company.

Our operations could be harmed by a prolonged economic slowdown, a lengthy or severe recession or declining real estate values.

Our properties may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. An economic slowdown or recession could have a material negative impact on the values of commercial and residential real estate. Declining real estate values will likely reduce our level of purchases of investment properties. Further, declining real estate values significantly increase the likelihood that we will incur losses on our on the sale of any investment property, which in turn would force us to lease or rent investment properties for longer than we had originally intended to and for possible less than we would have otherwise originally been able to. Any sustained period of declining real estate values could adversely affect both our income from the lease, rental or sale of investment properties, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

Risks Related to Financing

We may be unable to generate sufficient capital to meet our debt service obligations.

The acquisition and operation of the Company’s assets may be financed in part by Debt Financing (as defined below), which will increase the Company’s exposure to loss. The use of leverage involves a high degree of financial risk and may increase the exposure of the Company and the Company’s assets to factors such as rising interest rates, downturns in the economy or deterioration in the condition of the collateral underlying such investments. The use of leverage will increase the risk of loss.

We may incur substantial debt in the future. Incurring debt could subject the Company to many risks, including the risks that:

•cash flows from operations will be insufficient to make required payments of principal and interest;

•debt may increase the Company’s vulnerability to adverse economic and industry conditions;

•the Company (or SPV) will be subject to restrictive covenants that require the Company (or SPV) to satisfy and remain in compliance with certain financial requirements or that impose certain limitations on the Company’s operations;

•we may be required to dedicate a substantial portion of our net cash from operations to payments on debt, thereby reducing any potential distribution of net cash from operations to the Members, including the Company, funds available for operations and capital expenditures, future improvements or operations; and

•the terms of any refinancing may not be as favorable as the terms of the debt being refinanced.

If we do not have sufficient funds to repay the Debt Financing, we incur when it matures, we may need to refinance the debt or the Company may need to raise additional equity. If, at the time of any refinancing, prevailing interest rates or other factors result in higher interest rates on refinancing, increases in interest expense could adversely affect our cash flows and, consequently, cash potentially available for distribution to the Members. To the extent the Company is required to raise additional equity to satisfy such debt, existing Members could see their interests diluted. If we are unable to refinance our debt or raise additional equity on acceptable terms, we may be forced to dispose of certain assets on disadvantageous terms, potentially resulting in losses. To the extent we cannot meet any future debt service obligations, we will risk losing some of all of our real estate assets, and you could lose some or all of your investment.

Definitive documentation related to debt financing remains under negotiation.

In order to engage in its planned business operations, we may obtain and enter into definitive loan documentation with a third-party lender financing (collectively, the “Debt Financing”). The definitive loan documentation will be subject to the approval of the respective lenders providing the Debt Financing. If the definitive Debt Financing documentation and the terms thereof differ materially from those anticipated to be obtained by the Company, then such events may adversely affect the Company and investors’ investment in the Share Class Units.

We expect that the Debt Financing will be secured by a first lien on certain of our real estate assets.

We expect that the Company’s Debt Financing will be secured by a first position lien(s) on certain of the Company’s real estate assets. Therefore, if we default on any of its obligations under such Debt Financing it could result in lender foreclosing on some of our real estate assets securing the particular Debt Financing or otherwise being entitled to revenues generated by and through our real estate assets.

We expect that our agreements with its creditors will contain strict covenants and such covenants. There can be no assurance that Company’s operations will support the expenses associated with its debt.

We expect that our arrangements with our creditors will include certain covenants that, among other things, may restrict, (i) investments, loans and advances and the paying of distributions and other restricted payments; (ii) the incurrence of additional indebtedness; (iii) the granting of liens, other than liens created pursuant to the credit facility and certain permitted liens; (iv) transactions with affiliates; (v) the sale of assets; and (vi) capital expenditures. These credit arrangements may also likely require the Company (or SPV) to maintain certain financial ratios, such as leverage ratios. All of these restrictive covenants may restrict the Company’s ability to expand or pursue its business strategies. The Company’s ability to comply with these and other provisions of its credit arrangements may be impacted by changes in economic or business conditions, results of operations or events beyond the Company’s control. The breach of any of these covenants could result in a default under the Company’s credit arrangements, in which case, depending on the actions taken by the lenders thereunder, such lenders could elect to declare all amounts borrowed under our credit arrangements, together with any accrued interest, to be due and payable. If we were unable to repay any such borrowings or interest, the lenders could proceed against any collateral they may have claims to.

Risks Related to Compliance and Government Regulation

The Offering is not registered with the SEC or any state securities authorities and those entities have not made any determination that this Offering Circular is adequate or accurate.

The Offering of the Share Class Units will not be registered with the SEC under the Act or the securities agency of any state and the Share Class Units are being offered in reliance upon an exemption from the registration provisions of the Act and state securities laws applicable only to offers and sales to prospective investors meeting the suitability requirements set forth herein. Since this is a nonpublic offering and, as such, is not registered under federal or state securities laws, prospective investors will not have the benefit of review by the SEC or any state securities regulatory authority. The Share Class Units are being offered and will be sold, to prospective investors in reliance upon a private offering exemption from registration provided in the Act and state securities laws. If the Company fails to comply with the requirements of such exemption, the prospective investors may have the right, if they so desired, to rescind their purchase of the Share Class Units. It is possible that one or more prospective investors seeking rescission would succeed. This might also occur under the applicable state securities or “Blue Sky” laws and regulations in states where the Share Class Units will be offered without registration or qualification pursuant to a private offering or other exemption. If one or more Members were successful in seeking rescission, the Company would face significant financial demands that could adversely affect the Company as a whole and, thus, the investment in the Share Class Units by the remaining Members.

Business and regulatory risks.

The financial services industry generally, and the activities of hedge funds and their managers in particular, have been subject to intense regulatory scrutiny. Such scrutiny may increase the Company's and the Manager's exposure to potential liabilities and to legal, compliance and other related costs. Increased regulatory oversight may also impose additional administrative burdens on the Manager. In addition, securities and futures markets are subject to comprehensive statutes, regulations and margin requirements. The SEC, other regulators, self-regulatory organizations and exchanges are authorized to take extraordinary actions during market emergencies. The regulation of derivatives transactions and funds that engage in such transactions is an evolving area of law and is subject to modification by government and judicial actions. The effects of any regulatory changes on the Company could be substantial and adverse.

The Company’s income may be reduced if it is required to register as an investment company under the Investment Company Act; if we become an unregistered investment company, we could not continue our business.

The Manager has decided to comply with the Section 3(c)(5)(C) exemption from registration as an Investment Company available under the Investment Company Act of 1940, as amended (“Investment Company Act”).  Section 3(c)(5)(C) generally excludes from the definition of “Investment Company” any company that is engaged primarily in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” Congress has stated the intention behind the Section 3(c)(5)(C) exemption is that the exemption is for real estate, not securities (i.e., not investment contracts).

If we were obligated to register as investment companies, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things: (i) limitations on capital structure; (ii) restrictions on specified investments; (iii) prohibitions on transactions with affiliates; and (iv) compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business.

We will be subject to ongoing public reporting requirements that are less rigorous than rules for more mature public companies, and our Members will receive less information.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for public companies reporting under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

We may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including but not limited to:

•not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. If we elect to take advantage of the benefits of this extended transition period, our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

If we decide to apply for the quotation of our common stock on the OTCQB or OTCQX market, we will be subject to the OTC Market’s Reporting Standards, which can be satisfied in a number of ways, including by remaining in compliance with (i) the SEC reporting requirements, if we elect to become a public reporting company under the Exchange Act, or (ii) Regulation A reporting requirements, if we elect not to become a reporting company under the Exchange Act.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and our Members could receive less information than they might expect to receive from more mature public companies.

Risks associated with investments by Benefit Plans.

We reserve the right to refuse to issue Share Class Units to any entity that is subject to Employee Retirement Income Security Act (“ERISA”). Each prospective investor, however, that is a pension, profit sharing or other employee benefit plan or trust subject to ERISA should consider the matters described below when evaluating a potential investment in the Share Class Units of the Company.

In considering the acquisition of Share Class Units to be held as a portion of the assets of an “employee benefit plan” within the meaning of Section 3(3) of ERISA (a “Benefit Plan” or “Plan”), a Plan fiduciary, taking into account the facts and circumstances of such trust, should consider, among other things: (a) the effect of the “Plan Asset Regulations” (Labor Regulation Section 2510.3-101) including potential “prohibited transactions” under the Code and ERISA; (b) whether the investment satisfies the “exclusive purpose,” “prudence,” and “diversification” requirements of Sections 404(a)(l)(A),(B) and (C) of ERISA; (c) whether the investment is a permissible investment under the documents and instruments governing the plan as provided in Section 404 (a)(l)(D) of ERISA; (d) the Plan may not be able to distribute Share Class Units to participants or beneficiaries in pay status because the Manager may withhold its consent; and (e) the fact that no market will exist in which the fiduciary can sell or otherwise dispose of the Share Class Units and we has no history of operations. The prudence of a particular investment must be determined by the responsible fiduciary with respect to each employee benefit plan, considering the facts and circumstances of the investment.

If 25% or more of the Share Class Units are owned, directly or indirectly, by ERISA Plans, the assets of the Company will be deemed to be plan assets subject to ERISA, in which case the Manager and will be considered fiduciaries subject to ERISA, transactions involving the assets of the Company may be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, and under certain circumstances the fiduciary of an ERISA Plan responsible for the plan’s investment in the Share Class Units could be liable for any ERISA violations by the Manager. The Company intends to limit investment by ERISA Plans so that less than 25% of the Share Class Units are beneficially owned by ERISA Plans.

REOC Qualification.

The Company intends to qualify and operate as a “real estate operating company” (“REOC”) as defined in 29 CFR §2510.3-101(e) for so long as any Member is a Benefit Plan Investor. The Manager will manage and operate the Company in a manner consistent with that intent. All provisions of the Operating Agreement and each Subscription Agreement shall be interpreted and applied in a manner consistent with maintaining the Company’s qualification as a REOC.

On the initial valuation date and on any date within each annual valuation period (a preestablished annual period not exceeding ninety (90) days in duration), at least fifty percent (50%) of the Company’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors), will be invested in real estate which is managed or developed and with respect to which the Company has the right to substantially participate directly in the management or development activities. The Company, at all relevant times in the ordinary course of its business, will be directly engaged in such real estate management or development activities.

Management and development activities include, without limitation, acquisition, development, construction, renovation, leasing, operation, maintenance, management, financing, sale, or disposition of real property, provided that such activities involve substantial direct participation by the Company, which may include engaging, supervising, and terminating independent contractors, as contemplated and authorized under 29 CFR §2510.3-101(j).

Neither the Company, the Manager, nor any of their affiliates, officers, directors, employees, or agents will be deemed a fiduciary with respect to any Benefit Plan Investor or its assets in connection with the offering, sale, or issuance of Share Class Units in the Company, operation or management of the Company, or any investment decisions made by or for the Company. The Company and the Manager do not provide legal, tax, or investment advice, recommendations, or discretionary investment management services to any Benefit Plan Investor and expressly disclaim any fiduciary duty or responsibility under ERISA, the Code, or any other law.

Each Benefit Plan Investor acknowledges and agrees that the decision to invest in the Company, including executing a Subscription Agreement, has been made solely by the plan administrator and plan’s other fiduciaries. Without limitation, such fiduciaries are responsible to determine whether investment in the Company complies with the terms of the plan, constitutes a prudent and suitable plan investment, and complies with ERISA, the Code, and all other applicable law. Neither the Company, the Manager, nor any of their affiliates, officers, directors, employees, or agents is responsible for any such determinations or for any related acts or omissions of the plan’s fiduciaries. To the fullest extent permitted by law, each Benefit Plan Investor, and the owners or sponsors of such Benefit Plan Investor, agree to indemnify, defend, and hold harmless the Company, the Manager, and all of their affiliates, officers, directors, employees, or agents from and against any and all claims, losses, damages, liabilities, expenses (including reasonable attorneys’ fees), and penalties arising from or related to any actual or alleged fiduciary breach or any other failure to comply with any Code or ERISA provision in connection with the Benefit Plan Investor’s investment in the Company.

The Company may not be able to qualify or maintain its status as a REOC, which could subject the Company’s assets to additional regulation under ERISA.

The Company intends to operate in a manner that qualifies it as a REOC under the Plan Asset Regulations. However, there can be no assurance that the Company will be able to satisfy the requirements for REOC qualification on a continuous basis. REOC qualification requires, among other things, that at least fifty percent (50%) of the Company’s assets (valued at cost) be invested in real estate with respect to which the

Company has the right to substantially participate directly in management or development activities, and that the Company be engaged in such activities in the ordinary course of its business. If the Company fails to qualify or maintain its status as a REOC and 25% or more of the Share Class Units are held by Benefit Plan Investors, the Company’s assets could be deemed “plan assets” under ERISA. In that event, the Manager and the Company could become subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code, which could materially and adversely affect the operations of the Company and the returns to all Members.

PROSPECTIVE BENEFIT PLAN INVESTORS ARE URGED TO CONSULT THEIR ERISA ADVISORS WITH RESPECT TO ERISA AND RELATED TAX MATTERS, AS WELL AS OTHER MATTERS AFFECTING THE BENEFIT PLAN’S INVESTMENT IN THE COMPANY. MOREOVER, MANY OF THE TAX ASPECTS OF THE OFFERING DISCUSSED HEREIN ARE APPLICABLE TO BENEFIT PLAN INVESTORS WHICH SHOULD ALSO BE DISCUSSED WITH QUALIFIED TAX COUNSEL BEFORE INVESTING IN THE COMPANY.

ACCEPTANCE OF SUBSCRIPTIONS MADE BY OR ON BEHALF OF ERISA INVESTORS IS IN NO WAY A REPRESENTATION BY THE MANAGER OR THE FUND THAT ANY SUCH INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT SUCH INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

Risks Related to Conflicts of Interest

Allocation of distributions and the Manager’s incentive.

Since our Manager will receive a portion of the Company’s profits, our Manager may have an incentive to take more risks than it would otherwise take in the absence of such performance-based compensation. In addition, the method of calculating the amount of participation in the Company’s profits may result in conflicts of interest between our Manager on the one hand, and the Members on the other hand, with respect to the management and disposition of our portfolio of real estate assets.

Management of the Company; Allocation of time.

It is expected that the Manager will devote substantial time and effort to the Company and the Offering. However, the Manager and its principals may work on various projects not involving the Company, and conflicts of interest may arise in allocating time, services or functions of such parties. The Manager may form additional companies or ventures or serve as manager for other client accounts with investment objectives and strategies substantially similar to those of the Company. The principals of the Manager and its affiliates may have investments in certain of the entities which they manage which exceed their investments in the Company. Further, the Manager and its affiliates may engage in other business activities unrelated to the Company and the Offering. As a result of the foregoing, the Manager and its affiliates may have conflicts of interest in allocating their time and activity between the Company and other entities or activities and in allocating investments among the Company and other entities.

The Company has not retained separate counsel for the Members.

Separate counsel has not been engaged to act on behalf of investors in the Company. The Manager and Company have the same legal counsel with respect to the Offering.

Our Sponsor’s financial obligations under affiliate credit facilities could adversely affect the Company.

The Hartley Fund Group, LLC, the Company’s sponsor (the “Sponsor”), serves as a limited guarantor under a revolving credit facility between Horizon Storage Group, LLC, an affiliate, and BC Partners, LLC. Although the Company is not a borrower or guarantor under this credit facility, the Sponsor’s obligations as limited guarantor could, in the event of a default by the borrower, result in financial claims against the Sponsor that may divert the Sponsor’s resources, attention, or capital away from the management and operations of the Company. Additionally, properties acquired using proceeds of this credit facility may be contributed or sold to the Company or its SPVs, and any liens, encumbrances, or disputes arising from the credit facility could affect the title, value, or availability of such properties. There can be no assurance that the Sponsor’s financial obligations under the credit facility or any similar affiliate arrangements will not have a material adverse effect on the Sponsor’s ability to fulfill its duties to the Company and its Members.

Tax Related Risks

There may be tax risks to the Company and its Members.

There are risks associated with the federal income tax aspects of an investment in the Company. The Internal Revenue Service (“IRS” or “Service”) could potentially examine tax issues that could affect the Company. Moreover, the income tax consequences of an investment in the Company are complex, and tax legislation could be enacted and regulations adopted in the future to the detriment of Members. Certain paragraphs that follow summarize some of the tax risks to the Members who own the Share Class Units. A discussion of the tax aspects of the investment is set forth under “Tax Considerations.” Because the tax aspects of this Offering are complex and may differ depending on individual tax circumstances, each prospective investor must consult with and rely on his/her own independent tax advisor concerning the tax aspects of the Offering and his/her individual situation. No representation or warranty of any kind whatsoever is made with respect to the acceptance by the IRS authorities of the treatment of any item by the Company or by any Member.

An IRS or other audit of the Company’s books and records could result in changes in our income tax returns.

The Company’s federal income tax returns could potentially be audited by the IRS or other authorities. Such an audit could result in the challenge and disallowance of some of the credits or deductions claimed in such returns. The Company does not assure or give a warranty of any kind with respect to the deductibility of any such items or the eligibility for tax credits in the event of either an audit or any litigation resulting from an audit.

The IRS may challenge the allocation of net income and net losses.

In order for the allocations of income, gains, deductions, losses and credits under the Operating Agreement to be recognized for tax purposes, such allocations must possess substantial economic effect. The Company cannot assure you that the IRS will not claim that such allocations lack substantial economic effect. If any such challenge to the allocation of losses to any Member were upheld, the tax treatment of the investment for such Member could be adversely affected.

A Member may have taxable income that exceeds the amount of cash distributions received.

A Member’s taxable income resulting from his/her interest in the Company may exceed the cash distributions that such Member receives from the Company. This may occur because the Company’s receipts may constitute taxable income but its expenditures may constitute nondeductible capital expenditures or loan repayments. Thus, a Member’s tax liability may exceed his/her share of cash distributions from the Company. The same tax consequences may result from the sale or transfer of a Member’s Share Class Units, whether voluntary or involuntary, and may produce ordinary income or capital gain or loss.

If the IRS were to audit the Company, a Member could be liable for accuracy related penalties and interest.

In the event of an audit in which Company deductions are disallowed, the IRS could assess significant penalties and interest on tax deficiencies. The Code provides for penalties relating to the accuracy of income tax returns equal to twenty percent (20%) of the portion of the underpayment to which the penalty applies. The penalty applies to any portion of any understatement, which is attributable to (1) negligence; (2) any substantial understatement of income tax; or (3) any substantial valuation misstatement. Additional interest may be imposed on underpayments relating to tax shelters. The Manager believes that the Company is not a “tax shelter,” as defined, and that there is substantial support for the positions to be taken by the Company on its income tax returns. However, the Company cannot assure you that the IRS will agree with these positions.

Holders of Units will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

As members of a limited liability company that will elect to be taxed as a partnership, the holders of Units will receive annual Schedule K-1s following the end of each taxable year. The partner information tax returns on Schedule K-1 will contain information regarding the income items and expense items of Company and will allocate a portion of those items to you based on your percentage ownership in the Company. The preparation of annual tax returns for owners of real estate involve a complex series of calculations, and as a result, your Schedule K-1 may be more complicated that others you may have received. Additionally, if you have not received Schedule K-1s from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your return.

Changes in U.S. federal income tax law could adversely affect an investment in the Company.

Congress enacts new tax laws on a regular basis which make significant changes to the federal tax law. Congress could make additional changes in the future to the income tax consequences with respect to an investment in the Company. In addition, Congress is currently analyzing and reviewing numerous proposals regarding changes to the federal income tax laws. The extent and effect of such changes, if any, is uncertain.

THE DISCUSSION OF TAX CONSEQUENCES CONTAINED IN THIS OFFERING CIRCULAR IS A SUMMARY OF TAX CONSIDERATIONS BASED ON THE LAW, COURT RULINGS AND REGULATION PRESENTLY IN EFFECT AND TRUE. IT IS NOT TO BE CONSTRUED AS TAX ADVICE. FURTHER, PROSPECTIVE INVESTORS SHOULD BE AWARE THAT NEW ADMINISTRATIVE, LEGISLATIVE OR JUDICIAL ACTION COULD SIGNIFICANTLY CHANGE THE TAX ASPECTS OF THE COMPANY AT ANY TIME, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY AND THE MEMBERS. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX COUNSEL AND/OR ADVISOR AS TO THE POTENTIAL TAX IMPLICATIONS THAT AN INVESTMENT IN THE COMPANY WILL HAVE ON THEM.

PLAN OF DISTRIBUTION

The Company is offering up t0 $50,000,000of our Share Class Units pursuant to this Offering Circular. Our Share Class Units will be offered primarily directly by the Company, the Manager and associated persons of the Company and Manager on an ongoing and continuous basis. The associated persons of the Company and Manager who will be offering the Share Class Units are not deemed to be brokers under Rule 3a4-1 of the Securities Exchange Act of 1934, as amended. In accordance with the provisions of Rule 3a4-1(a), officers who sell Share Class Units will not be compensated by commission, will not be associated with any broker or dealer and will limit their activities so that, among other things, they do not engage in oral solicitations of, and comply with certain specified limitations when responding to inquiries from, potential purchasers.

While most Share Class Units are expected to be offered and sold directly by the Company, the Manager and their respective officers and employees, the Company or Manager has reserved the right to offer and sell Share Class Units through the services of independent broker/dealers who are member firms of FINRA. The Company has engaged Columbia Private Markets, LLC (“CPM”) as a placement agent for this Offering. CPM is not a managing broker-dealer and does not serve as an underwriter of the Share Class Units. CPM will receive a placement fee equal to three percent (3%) of the gross proceeds from the sale of Share Class Units placed through its efforts. CPM is wholly owned by Columbia Advisory Group, LLC, which also serves as the Class B Member of the Company. See “CONFLICTS OF INTEREST — Placement Agent” for additional information regarding this affiliation. It is anticipated that the customary and standard commissions of a licensed broker-dealer may be up to three percent (3%) of the proceeds received for the sale of Share Class Units. Notwithstanding the foregoing, the amount and nature of commissions payable to broker/dealers is expected to vary in specific instances and may be lower than the one listed herein. The investor who is admitted to the Company through such broker/dealer (and not the Company nor the Manager) will be responsible for all such commissions payable to broker/dealers (and such payments may reduce the investor’s invested capital).

The offering will continue through the earliest of (1) the date upon which all $50,000,000 in Share Class Units have been sold; or (2) the date on which we terminate this offering. Following qualification of the offering statement of which this Offering Circular is a part, the Company will conduct closings of this offering on a share-class-by-share-class basis as described under “Plan of Distribution” above

Once the SEC qualifies this offering, we are permitted to generally solicit investors nationwide by use of various advertising mediums, such as print, radio, TV, and the Internet. We plan to primarily use the Internet through a variety of existing Internet advertising mechanisms, such as adwords and search engine optimization (e.g., placement on Yahoo and Google). As a result, it is anticipated that Internet traffic will arrive at a section of our website where prospective investors, can find additional information regarding this offering and may initiate a purchase of the Share Class Units in compliance with the Subscription Agreement.

Compensation Payable to FINRA Members

There will be no exclusive selling agent. The Share Class Units will be offered for sale by (i) associated persons of the Company and the Manager; and (ii) broker-dealers (“Broker-Dealers,” collectively the “Selling Group”) who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

In conducting this offering, the associated persons of the Company, intend to rely on the exemption from registration contained in Exchange Act Rule 3a4-1.

The Manager anticipates that some investments will result in the Company paying a selling commission (the “Selling Commission”) of up to three percent (3%) of each investor’s initial investment to a Selling Agent, although the actual percentage may be range between one percent (1%) to three percent (3%) on any new funds. The Company may also engage the services of a managing broker dealer for the sale of Share Class Units.

Placement Agent

The Company has engaged CPM an affiliate of the Manager and Class B Member, as a non-exclusive placement agent for this Offering. CPM’s role is limited to introducing prospective investors to the Company and facilitating the subscription process. CPM does not serve as a managing broker-dealer, underwriter, or custodian of investor funds and has no authority to bind the Company or accept subscriptions on behalf of the Company. CPM is not a member of FINRA.

As compensation for its placement services, CPM will receive a placement fee equal to three percent (3%) of the gross proceeds from the sale of Share Class Units placed through CPM’s efforts. This placement fee will be paid by the Company out of the gross proceeds of the Offering and will not increase the purchase price paid by investors. The placement fee is separate from and in addition to any Selling Commissions payable to Broker-Dealers who are members of FINRA.

CPM is wholly owned by Columbia Advisory Group, LLC, which also serves as the Class B Member of the Company. As a result, CPM is an affiliate of the Company. The engagement of CPM as placement agent was not the result of arm’s length negotiations. See “CONFLICTS OF INTEREST — Placement Agent” for a description of this affiliation and the related conflicts of interest.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the Company’s website, as well as on the SEC’s website at www.sec.gov.

In order to subscribe to purchase our Share Class Units, a prospective investor must electronically complete, sign and deliver to us an executed Subscription Agreement like the one attached to this Offering Circular as Exhibit 4.1, and wire funds for its subscription amount in accordance with the instructions provided therein.

An investor will become a Member, including for tax purposes, and the Share Class Units will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the Company accepts the investor as a Member.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Commencement of Offering Period.

The offering period will commence upon this Offering Circular being qualified by the SEC.

Qualified Purchasers and Blue Sky Laws

Our Share Class Units are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our Share Class Units offered hereby are offered and sold only to “qualified purchasers.” “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Share Class Units does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Transferability of our Share Class Units.

Our Share Class Units are generally not freely transferable by Members.  Transfer of Share Class Units by Members is restricted by applicable securities laws or regulations as well as the Operating Agreement.

Advertising, Sales and Promotional Materials.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our Share Class Units, these materials will not give a complete understanding of this offering, us or our Share Class Units and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in our Share Class Units.

These marking and promotional materials will contain only information that does not conflict with the information provided by this Offering Circular, the materials will not provide a prospective investor a complete understanding of this offering, the Company, the Share Class Units and will not be considered part of this Offering Circular.  The offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular prior to deciding to purchase Share Class Units.

Selling Security holders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

Supplements and Post-Qualification Amendments to this Offering Circular.

In compliance with Rule 253(e) of Regulation A, we shall revise this Offering Circular during the course of the offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide update financial statements and shall be filed as an exhibit to the Offering Circular and be requalified under Rule 252.

ESTIMATED USE OF PROCEEDS

The below table sets forth our estimated use of proceeds from this offering. We will realize gross proceeds from the offering of up to $50,000,000.00 if we raise the maximum amount. We anticipate the proceeds will generally be used as detailed below. The estimates set forth below do not take into account the use of any financial leverage and are not intended to represent the order of priority in which the proceeds may be applied. We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering costs and expenses, which include legal and accounting costs) for investment purposes. We may not be able to promptly use the net proceeds of this offering to acquire assets. In the interim, we may invest in money market accounts. Such money market accounts will not earn as high of a return as we expect to earn on our business.

The offering scenario presented below is for illustrative purposes only and the actual amounts of proceeds, if any, may differ. Some of the numbers in the below table have been rounded.

Maximum Offering

	Amount	Percentage of Gross Proceeds

Gross Offering proceeds (1)	$50,000,000	100.00%
Selling Commissions (2)	($1,500,000)	(3.00%)
Organization, offering, accounting and legal costs (3)	$(100,000)	(0.20%)
Total Offering and Organization Expenses and Fees	$(1,600,000)	(3.20%)
Available for Investment	$48,400,000	96.8%)

Offering and Organization Expenses and Fees	$(1,600,000)	(3.20%)
Total Application	$50,000,000	100.00%

_________________________

(1)The costs shown in this Estimated Use of Proceeds are based on the Company’s’ expectations for the total costs to subscribe and close the offering.  Because actual costs may vary from the budgeted amount, the Company’s may use excess funds in one category to cover a shortage in another category.  If actual total costs exceed the amount budgeted, the Company’s has agreed to use its Initial Management Fee to cover the excess costs.  If actual total costs are less than budgeted, the excess funds will be retained as additional reserves, either by the Manager or the lender, as applicable.

(2)Selling Commissions will be paid to Selling Agents in an amount not to exceed 3% of the gross Offering proceeds.

(3)The Manager will be entitled to reimbursement for expenses incurred in connection with the organization of the Company’s and SPV’s organizational and offering expenses. Actual organization and offering expenses may vary from the budgeted amount shown, but shall include, but not be limited to, legal and accounting expenses.

EXECUTIVE SUMMARY

Business Description

The Hartley Opportunity Fund, LLC, is a real estate investment fund capitalizing on high-growth opportunities in expanding urban areas. We specialize in developing self-storage facilities to address the increasing demand for storage solutions driven by urbanization and demographic changes.

Our business model involves identifying promising urban markets, developing properties tailored to meet market needs, leasing them to achieve optimal occupancy levels, and executing strategic property sales within approximately two to four years. This strategy enables us to maximize returns while remaining flexible enough to adapt to changing market conditions.

Although our primary focus is on self-storage solutions, we remain open to pursuing other attractive real estate opportunities that align with our investment criteria. The Hartley Opportunity Fund aims to deliver consistent and attractive returns to its investors by leveraging its property development and market analysis expertise.

Competition

The real estate development industry is highly competitive, with numerous developers and investment funds. Many competitors have greater financial, technical, and marketing resources than The Hartley Opportunity Fund, LLC. They often have established networks to secure prime development opportunities and favorable financing.

These competitors can pay more for desirable land, invest heavily in market research, and absorb regulatory compliance costs more easily. Their larger resources allow them to pursue more development opportunities than we can.

Additionally, larger firms are better positioned to withstand fluctuations in the real estate market and changes in laws, giving them a competitive advantage that could impact our market share and profitability.

Our ability to acquire attractive development opportunities will depend on our capacity to efficiently evaluate and select suitable properties. If better-financed companies choose to compete with us in targeted urban areas and succeed, it could adversely affect our business.

The Market

The market for real estate development in rapidly growing urban areas is influenced by various factors beyond our control, including economic conditions, population growth, interest rates, and government policies. The demand for multi-family residential properties is driven by urbanization trends, affordability concerns, and shifting lifestyle preferences that favor rental living over homeownership. Similarly, the need for mini-storage facilities is increasing due to higher urban density and the growing demand for convenient storage solutions.

Our ability to develop, lease, and sell properties within our targeted approximately 2–4 year timeframe depends on the strength of these market drivers. Economic fluctuations, such as changes in employment rates or consumer confidence, can impact the demand for housing and storage facilities. Additionally, variations in interest rates affect not only our financing costs but also the purchasing power of potential property buyers, which can influence our exit strategies.

Barriers to Entry

Entering the real estate development industry, especially in fast-growing urban areas, presents significant barriers that protect experienced management teams like The Hartley Opportunity Fund, LLC, and limit new competitors. These barriers include:

1.High Capital Requirements: Real estate development demands substantial upfront investment for land acquisition, construction, and development costs. The significant financial commitment required can deter new entrants lacking sufficient capital or financing access.

2.Access to Financing: Securing funding for development projects often depends on established relationships with financial institutions and investors. New entrants without a proven track record may find it challenging to obtain favorable financing terms or attract investor interest.

3.Regulatory Compliance and Permitting: Navigating complex zoning laws, building codes, environmental regulations, and lengthy permitting processes requires expertise and resources. The time-consuming nature of regulatory compliance can delay projects and increase costs, posing a barrier to those unfamiliar with these processes.

4.Market Expertise and Relationships: Success in real estate development hinges on deep market knowledge and strong relationships with key stakeholders, including contractors, suppliers, local officials, and community leaders. Established developers have the advantage of existing networks that facilitate smoother project execution and access to off-market opportunities.

5.Land Scarcity in Urban Areas: Desirable development sites in fast-growing urban locations are limited. Competition for prime land is intense, and established developers often have better access to available sites through long-standing relationships and superior market intelligence.

6.Economies of Scale: Larger, established firms benefit from economies of scale in purchasing materials, hiring contractors, and operating efficiencies. These cost advantages enable them to offer more competitive pricing or achieve higher margins than smaller, newer entrants.

7.Experience and Track Record: Demonstrated success in previous development projects builds credibility with investors, lenders, and partners. Without a proven track record, new entrants may face skepticism and increased scrutiny, making it harder to secure necessary support.

8.Risk Management Expertise: Real estate development involves various risks, including market fluctuations, construction delays, cost overruns, and legal challenges. Experienced developers have established risk management strategies to mitigate these issues, whereas newcomers may lack the necessary expertise to navigate these complexities effectively.

9.Technological and Innovation Barriers: Keeping pace with industry advancements, such as sustainable building practices, smart home technologies, and advanced project management software, requires ongoing investment. New entrants may find it challenging to adopt these technologies without significant upfront costs.

10.Competitive Market Dynamics: Established developers often have strong brand recognition and reputations that attract tenants and buyers more readily. They may also have exclusive agreements with key service providers or anchor tenants, creating additional hurdles for new entrants.

By effectively overcoming these barriers through our established experience, financial strength, and extensive industry relationships, The Hartley Opportunity Fund, LLC is well-positioned to capitalize on development opportunities in fast-growing urban areas. Our ability to navigate these challenges enables us to deliver value to our investors while maintaining a competitive edge in the market.

Employees, Principals, Personnel

We currently have three employees. Our Chief Executive Officer, Steve Larsen, and our Chief Administrative Officer, Kim Smith, are responsible for all material policy-making decisions. All employees have entered into written employment agreements. If real estate development projects continue to increase, we may hire additional technical or administrative personnel as appropriate.

We are using and will continue to use independent consultants and contractors to perform various professional services, particularly in land acquisition, development, and property management. Using third-party service providers enhances our ability to control general and administrative expenses.

Office Locations

Our executive offices are located at 6501 N Cedar St., Building 4, Suite C, Spokane, WA 99208. Our space consists of 4,800 square feet leased under a ten-year office lease agreement that commenced in February 2025. The office space will be sufficient to meet our needs for the foreseeable future.

MANAGEMENT

Our Manager

We operate under the direction of our Manager, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs.  The Manager is a single purpose limited liability company established solely to serve as our Manager. The Manager’s executives and key personnel manage our affairs and are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

We will follow investment guidelines adopted by our Manager and the guidelines and borrowing policies set forth in this Offering Circular unless they are modified by our Manager. Our Manager may establish further written policies on purchasing and renovating properties and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled.  As noted earlier, our Manager may change our guidelines and objectives at any time without approval of our Members.

Our Manager performs its duties and responsibilities pursuant to our Operating Agreement. We have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities.

Entity Structure and Corporate Hierarchy

The following describes the organizational structure and corporate hierarchy of the entities involved in the management and operation of the Company:

Columbia Advisory Group, LLC (“CAG”) is the parent entity and serves as the Class B Member of the Company. CAG is the controlling entity within the organizational structure and wholly owns or controls the following affiliated entities:

•  The Sponsor serves as the sponsor of the Company and its investment program. The Sponsor provides strategic oversight and facilitates the acquisition and management of self-storage properties through the Company’s SPVs.

•  The Manager is a single-purpose Delaware limited liability company established solely to serve as the Manager of the Company. The Manager is responsible for directing the management of the Company’s business and affairs, including selecting investments, managing day-to-day operations, and overseeing the Company’s SPVs.

•  CPM serves as the non-exclusive placement agent for the Offering. CPM is wholly owned by CAG. See “PLAN OF DISTRIBUTION” and “CONFLICTS OF INTEREST — Placement Agent” for additional information regarding CPM’s role and compensation.

The Company is the issuer of the Share Class Units offered under this Offering Circular. The Company is a Delaware limited liability company managed by the Manager. The Company conducts its investment activities through wholly owned SPVs, each of which holds title to one or more self-storage properties. Each SPV corresponds to a separate share class within the Company (currently Share Class Monroe, Share Class Frederick, and Share Class Waretown).

Great Lakes Fund Solutions, Inc. (“GLFSI”) serves as the independent, third-party fund administrator for the Company and is not affiliated with CAG, the Manager, or any of their affiliates.

No Recourse to Parent Entities

Investors in the Share Class Units have no recourse to CAG, the Sponsor, or any other parent or affiliated entity of the Company. The obligations of the Company are solely the obligations of the Company, and no affiliate of the Company, including CAG, the Manager, or the Sponsor, has guaranteed or is otherwise liable for any obligations of the Company or its SPVs. Investors should not rely on the financial condition or creditworthiness of CAG or any affiliated entity when making an investment decision.

Executive Officers of our Manager

As of the date of this Offering Circular, the following individuals are considered key personnel and/or executive officers of our Manager.

Steve Larsen – Managing Partner

Steve Larsen, CPA, CFP®, is a seasoned finance professional with extensive expertise in private fund management, real estate development, and investment strategy. As the founder and CEO of The Hartley Opportunity Fund, LLC, Mr. Larsen has successfully launched and manages multiple private fund offerings, including two multi-family housing development projects collectively valued at over $30 million.

In addition to his real estate development ventures, Mr. Larsen oversees a private credit fund with approximately $15 million in assets under management. This fund provides financing for real estate development projects, offering diversification and generating consistent income through interest payments.

Previously, as the founder of Columbia Advisory Partners, Mr. Larsen managed $300 million in assets under management, serving in key leadership roles, including President, Chief Compliance Officer, Lead Financial Planner, and Chief Investment Officer.

Mr. Larsen is also dedicated to education and professional service. He is an adjunct professor of finance at Gonzaga University, where he shares his expertise with future finance professionals, and he serves as a FINRA arbitrator, resolving complex financial disputes. A former reserve police officer with the Spokane Police Department, Mr. Larsen holds a Master of Accountancy from Gonzaga University and a Bachelor of Arts in Management Information Systems from Eastern Washington University.

Kim Smith - Chief Administrative Officer

Kim Smith is the Chief Financial and Administrative Officer of The Hartley Opportunity Fund, LLC, specializing in the financial and administrative management of the fund’s private offerings. She ensures that all financial activities are conducted efficiently, transparently, and in full compliance with regulatory standards.

In her role, Kim manages two private fund offerings for developing multi-family housing projects totaling over $30 million. She also oversees the financial administration of a private credit fund with approximately $10 million in assets. Her meticulous attention to detail and deep understanding of financial operations contribute significantly to the fund’s ability to achieve its financial objectives.

Kim also serves as the Chief Compliance Officer and Partner at Columbia Advisory Partners, LLC, where she oversees compliance and regulatory affairs for a firm managing $300 million in assets. Her dual roles highlight her expertise in both financial management and regulatory compliance, making her an invaluable asset to The Hartley Opportunity Fund.

A graduate of Eastern Washington University in 2006 with a degree in Accounting, Kim brings a solid educational foundation to her professional endeavors. Her leadership ensures that the fund’s financial practices align with industry best practices, maintaining investor confidence and supporting operational efficiency.

Ryan Berg – Director of Development

Ryan Berg, PE, is an accomplished real estate developer with expertise in both residential and commercial projects. With 13 years of experience as a professional civil engineer, Mr. Berg brings a deep technical understanding to his real estate ventures, enabling efficient and innovative development solutions.

In 2019, Mr. Berg transitioned from engineering to focus on real estate development, founding the Berg Group. Since then, he has successfully delivered and managed numerous multifamily residential projects. To date, he has overseen the development of over 400 residential units, guiding projects through all phases, including entitlement, due diligence, design, financing, and construction.

Beyond real estate, Mr. Berg is a seasoned entrepreneur. He co-founded and operates a thriving medical spa in Spokane, Washington, showcasing his business acumen and leadership across industries.

Compensation of Executive Officers and Key Personnel

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by the Company.  We will be managed by the executive officers of our Manager. These individuals receive compensation for his or her services from the Manager and not from the Company; however, we do indirectly bear some costs associated with the compensation paid to these individuals by way of the payment of the management fee to the Manager.  These individuals, in their capacity of executive officers or key personnel of our Manager will be instrumental in managing our day-to-day affairs.

Limited Liability and Indemnification of our Manager and Others

Subject to certain limitations, our Operating Agreement limits the liability of our Manager and its officers, members, managers, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager and its officers, members, managers.

Term and Removal of the Manager

The Manager will serve as manager for an indefinite term or may choose to withdraw as manager, under certain circumstances, as provided in the Operating Agreement. In the event of the withdrawal of the Manager, the Manager will reasonably cooperate with the Company and take all commercially reasonable steps to assist in making an orderly transition of the management function.

The Manager may assign its rights under the Operating Agreement in its entirety or delegate certain of its duties under the Operating Agreement to any of its affiliates without the approval of the Members, so long as the Manager remains liable for any such affiliate’s performance and if such assignment or delegation does not require the Company’s approval under the Investment Company Act. The Manager may elect to withdraw as the Company’s manager if the Company becomes required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. The Manager shall determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

The Members shall not have the power to remove the Manager; provided that if the Manager resigns, a replacement Manager shall be selected by a simple majority of the Members.

MANAGEMENT COMPENSATION

The following information summarizes the forms and estimated amounts of compensation (some of which involve cost reimbursements) to be paid by the Company, or others, to the Manager and its affiliates. Much of this compensation will be paid regardless of the success or profitability of the Company. None of these fees were determined by arm’s length negotiations. Except as disclosed in this Offering Circular, neither the Company nor any of its affiliates, directors, officers, employees, agents or counselors are participating, directly or indirectly, in any other compensation or remuneration with respect to the Offering.

Form of Compensation	Description	Estimated Amount of Compensation
Reimbursement of Expenses to Manager:

The Manager will be reimbursed for all organization and offering expenses (including legal, accounting, printing, marketing and other miscellaneous costs and expenses), as well as costs and expenses relating to the organization of the Company.

The Manager will also be reimbursed for reasonable and necessary expenses paid or incurred by the Manager in connection with the operation of the Company, including any legal and accounting costs (which may include an allocation of salary), to be paid from operating revenue.

Impracticable to determine at this time.
Management Fee:

The Company will pay to the Manager, as compensation for its management services, an annual asset management fee (the “Management Fee”) equal to an amount not to exceed one and one-half percent (1.5%)  of the weighted average of the aggregate Members’ adjusted capital contributions (calculated by taking into account the amount of all Members’ adjusted capital contributions from time to time) for the applicable period of computation of the Management Fee. The Management Fee will be paid quarterly in arrears.

Impracticable to determine at this time.
Placement Agent Fee

The Company will pay to CPM, an affiliate of the Manager and Class B Member, a placement fee equal to three percent (3%) of the gross proceeds from the sale of Share Class Units placed through its efforts.

Impracticable to determine at this time

Distributions as Class B Member to Columbia Advisory Group, LLC:

Columbia Advisory Group, LLC, the Class B Member and affiliate of the Manager, will own all of the issued and outstanding Class B Units and shall be entitled to receive distributions of net capital transaction proceeds that are subordinate to certain distributions to the Share Class Members.

Upon the sale of a Project, the net sales proceeds from the sale of such Project will be accounted for and distributed on a Project by Project basis among Members invested in such Project as follows:

•First, to pay all of the Company’s creditors associated with a Project;

•Second, 100% pro rata to the Share Class Members until each Share Class Member has received its Preferred Return; and

•Third, 100% pro rata to the Share Class Members until each Share Class Member has received a return of capital invested in such Project.

•Fourth, 80% pro rata to the Share Class Members and 20% to the Class B Member.

Impracticable to determine at this time as the exact amount of cash flow in impracticable to determine at this time.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The Manager’s Discussion and Analysis may contain forward-looking statements. Investors should not place undue reliance on forward-looking statements and should consider carefully the statements made in “Risk Factors” and elsewhere in this Offering Circular that identify important factors that could cause actual outcomes to differ from those expressed or implied in the Company’s forward-looking statements, and that could materially and adversely affect the Company’s business, operating results and financial condition.

The Manager’s Discussion and Analysis should be read together with the financial statements and notes thereto, included elsewhere in this Offering Circular.

Overview

The Company was formed on November 18, 2024, as a Delaware limited liability company. During the year ended December 31, 2025, the Company commenced its investment operations by acquiring interests in two self-storage properties through its special purpose vehicle subsidiaries: Monroe Self Storage JV LLC and Frederick Self Storage JV LLC. As of December 31, 2025, the Company held total assets of approximately $8.4 million, including $250,000 in escrow with its fund administrator, Great Lakes Fund Solutions, Inc., and approximately $8.1 million in SPV investments. The Company has raised approximately $6.8 million in capital contributions from Share Class Unit holders and received approximately $1.3 million through a Section 721 exchange related to the Monroe property. The Company intends to continue offering Share Class Units to investors on an ongoing basis to fund additional self-storage property acquisitions.

Operating History of the Company

The Company was formed in November 2024 and commenced operations in 2025. During the year ended December 31, 2025, the Company completed its initial capital raise and deployed investor capital into two self-storage properties through special purpose vehicle subsidiaries. Specifically, the Company acquired interests in the Monroe Self Storage JV LLC and the Frederick Self Storage JV LLC. The Monroe acquisition was funded through a combination of cash capital contributions and a Section 721 exchange, while the Frederick acquisition was funded through cash capital contributions. The Company has engaged Great Lakes Fund Solutions, Inc. as its fund administrator, transfer agent, and registrar, and Columbia Private Markets, LLC as its non-exclusive placement agent. The Company intends to continue acquiring self-storage properties through additional share class offerings on a property-by-property basis.

Results of Operations

For the year ended December 31, 2025, the Company recognized approximately $98,479 in income from payments received from its special purpose vehicle subsidiaries and approximately $98,479 in fund allocated expenses, resulting in net income of $0 for the period. The Company’s operating structure is designed so that property-level revenues and expenses flow through the SPV subsidiaries, with the Fund receiving reimbursement payments from the SPVs to cover fund-level operating costs. As a result, the Company’s income statement primarily reflects pass-through activity rather than direct property operations. Property-level financial performance, including rental income, operating expenses, and debt service, is reflected at the SPV level and is not consolidated in the Company’s financial statements. The Manager is not aware of any material trends or uncertainties, favorable or unfavorable, other than economic conditions affecting the real estate industry and real estate generally, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets.

The Company hereby incorporates by reference into this Offering Circular its previously filed Semiannual Report on Form 1-SA for the period ended June 30, 2025, filed with the Securities and Exchange Commission on September 26, 2025 (the “Form 1-SA”).

The unaudited interim financial statements as of and for the six months ended June 30, 2025, included in the Form 1-SA, are incorporated herein by reference and should be read together with the financial statements included in this Offering Circular.

All information contained in the Form 1-SA is deemed to be part of this Offering Circular, except for any information that is superseded by information contained herein.

Liquidity and Capital Resources

As of December 31, 2025, the Company had total assets of approximately $8.37 million, consisting primarily of its investments in Frederick Self Storage JV LLC ($4,030,000) and Monroe Self Storage JV LLC ($4,044,268), along with funds held in the GLFSI Escrow account ($250,000) and other working capital. Total members’ equity was approximately $8.07 million, reflecting capital contributions from the sale of Share Class Units ($6,826,000) and 721 Exchange equity contributed to the Monroe SPV ($1,258,633). The Company will require ongoing capital to fund additional self-storage property acquisitions through its SPVs. The Company intends to continuously offer Share Class Units to investors on an as-needed basis to execute its business plan and fund future property acquisitions.

Emerging Growth Company

Upon the completion of this offering, we may elect to become a public reporting company under the Exchange Act. We will qualify as an “emerging growth company” under the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Debt Financing.

The Company utilizes Debt Financing through its special purpose vehicle subsidiaries to acquire self-storage properties. As of December 31, 2025, both Frederick Self Storage JV LLC and Monroe Self Storage JV LLC have obtained mortgage financing secured by their respective properties. In addition, the Manager has established a revolving credit facility with BC Partners for working capital purposes, which had not been drawn upon as of December 31, 2025. The Company expects to continue utilizing Debt Financing through its SPVs for future property acquisitions as part of its ongoing investment strategy.

CONFLICTS OF INTEREST

The Company is subject to various conflicts of interest arising out of its relationship with our Manager and the Manager’s executive personnel, members, managers or affiliates. None of the agreements and arrangements between us and our Manager and the Manager’s executive personnel, members, managers or affiliates, including those relating to compensation, resulted from arm’s length negotiations.  In addition, no assurances can be made that other conflicts of interest will not arise in the future. These conflicts of interest include, but are not limited to, the following:

Allocation of Time

We rely on our Manager’s executive officers and key personnel who act on behalf of our Manager.  These executive officers and key personnel will continue to engage in other activities on their own behalf and on the behalf of others.  As a result, each executive officer and key personnel will face conflicts of interest in allocating their time to the Company and the other activities to which they are each involved.  However, we believe that our Manager and the executive officers and key personnel have the capability to dedicate such time to the affairs of the Company as may be reasonable required.

Receipt of Other Asset Level Fees by our Manager and its Affiliates

All fees and compensation paid to affiliates shall be market-based and commercially reasonable at all times, however, since absent the existence of these fees, Members might receive a higher return, the interests of our Manager and the Manager’s executive personnel, members, managers or affiliates, and the Members are adverse in this respect.

Additional Manager Compensation

Since our Manager’s affiliate, the Class B Member, shall receive substantial compensation through distributions, our Manager may have incentive to invest in riskier opportunities that it might believe would produce a greater return, a portion of which our Manager would keep. Since this potential additional return might result in additional risk and exposure, the interests of our Manager and Members may be adverse in this respect. The potential additional return may also encourage our Manager to cause the Company to make distributions when it might otherwise reinvest in real estate investment properties.

Competition by the Company with Other Affiliated Companies

The Manager and the Manager’s executive personnel, members, managers or affiliates may engage for their own accounts or for the accounts of others in other business ventures, including other public or private limited partnerships or limited liability companies. Neither the Company nor any Member will be entitled to an interest therein. The Manager and the Manager’s executive personnel, members, managers or affiliates may invest in real estate or other activities similar to those of the Company for their own accounts and expect to continue to do so.

The Manager and the Manager’s executive personnel, members, managers or affiliates may be members or managers of other entities which have investment objectives that have some similarities to the Company, which may cause Manager and the Manager’s executive personnel, members, managers or affiliates to pursue investments that are competitive with those of the Company. However, the decision as to the suitability of the investment by the Company will be determined by our Manager in its sole discretion.

Other Investments

The Manager and the Manager’s executive personnel, members, managers or affiliates may have investments in other real estate funds or accounts and real estate interests sponsored by or affiliated with our Manager as well as investments in non-affiliates. The performance of and financial returns on such other investments may be at odds with those of the Company.

Diverse Membership

The Members may include taxable and tax-exempt persons and entities and may include persons or entities organized in various jurisdictions including foreign investors. As a result, conflicts of interest may arise in connection with decisions made by our Manager that may be more beneficial for one type of Member than for another type of Member. In addition, our Manager may pursue properties that may have a negative impact on other investments made by certain Members in separate transactions. In selecting properties and the exit strategy appropriate for the Company, our Manager will not consider the investment, tax or other objectives of any Member individually.

Lack of Separate Representation

The Manager and the Company are not represented by separate counsel. The attorneys and other experts who have prepared the documents for this offering also perform other services for our Manager. This representation will continue.

Indemnification

Pursuant to the Operating Agreement, the Company will indemnify its Manager and any of its affiliates, agents, or attorneys from any action, claim, or liability arising from any act or omission made in good faith and in performance of its duties under the Operating Agreement. If the Company becomes obligated to make such payments, such indemnification costs would be paid from funds that would otherwise be available to distribute to investors or invest in further properties. To the extent these indemnification provisions protect our Manager and its Affiliates, agents, or attorneys at the cost of the investors in the Company, a conflict of interest may exist.

Other Services or Potential Compensation

We may engage affiliates of our Manager to perform services for and on behalf of the Company and we may, in connection with such services, pay to such affiliates reasonable compensation for these services.

Affiliate Credit Facility

The Sponsor serves as a limited guarantor under a Credit Agreement dated February 17, 2026 (the “Credit Agreement”), by and among Horizon Storage Group, LLC, a Delaware limited liability company (the “Borrower”), the Sponsor, and BC Partners, LLC, a Pennsylvania limited liability company (the “Lender”). The Credit Agreement provides for a revolving credit facility in a maximum amount of up to $5,000,000, with an initial maximum indebtedness cap of $750,000. Individual advances under the Credit Agreement are limited to the lesser of $1,750,000 or 50% of applicable real estate acquisition costs. The Credit Agreement bears interest at a rate of 13% per annum and matures on the later of (i) 364 days after closing or (ii) nine months after the date of the last advance. Proceeds of the Credit Agreement are to be used exclusively to fund real estate acquisition costs or existing storage facility costs.

The Company is not a borrower or guarantor under the Credit Agreement. However, properties acquired by the Borrower or its affiliates using proceeds of the Credit Agreement may be contributed or sold to the Company or one or more of its SPVs in the ordinary course of the Company’s investment activities. A copy of the executed Credit Agreement is available for review upon request. Specific terms of the Credit Agreement, including conditions to advances and events of default, are set forth in the executed agreement maintained by the Sponsor.

Placement Agent

The Company has engaged CPM as a non-exclusive placement agent for this Offering. CPM will receive a placement fee equal to two percent (3%) of the gross proceeds from the sale of Share Class Units placed through its efforts. This placement fee will be paid by the Company out of the gross proceeds of the Offering.

CPM is wholly owned by Columbia Advisory Group, LLC, which also serves as the Class B Member of the Company. Accordingly, CPM is an affiliate of the Company and the Manager, and the engagement of CPM as placement agent was not the result of arm’s length negotiations. The Company’s decision to engage CPM, including the terms and amount of CPM’s compensation, was determined solely by the Manager. Investors should consider this affiliation when evaluating the terms of this Offering and the role of CPM in the distribution of the Share Class Units.

Entity Relationships

Columbia Advisory Group, LLC (“CAG”) is the parent entity and Class B Member of the Company. CAG wholly owns or controls the Manager, the Sponsor (The Hartley Fund Group, LLC), and CPM. All of these entities share common ownership and control, and transactions among them are not the result of arm’s length negotiations. Investors should consider these interrelated ownership interests when evaluating the Company, the terms of the Offering, and the potential for conflicts of interest. For a complete description of the organizational structure, see “MANAGEMENT — Entity Structure and Corporate Hierarchy.”

Term of our Manager

Under our Operating Agreement, our Manager will serve as manager for an indefinite term and that our Manager may not be removed by the Members of the Company. In the event of the removal or withdrawal of the Manager, the Manager will reasonably cooperate with the Company and take all commercially reasonable steps to assist in making an orderly transition of the management function.  The Manager shall provide the Members with one (1) year’s prior written notice of its intent to withdraw as Manager.

The Members shall not have the power to remove the Manager; provided that if the Manager resigns, a replacement Manager shall be selected by a simple majority of the Members.

PRINCIPAL MEMBERS

Name of Beneficial Owner	Class of Units	Percentage of Class Owned
Columbia Advisory Group, LLC [1]	Class B Units	100%

[1]Columbia Advisory Group, LLC is the parent entity of the Company and serves as the Class B Member. Columbia Advisory Group, LLC is an affiliate of our Manager and is wholly owned by Steve Larsen.

Unless otherwise indicated herein, the address for the Class B Member, Columbia Advisory Group, LLC is 6501 N Cedar St., Building 4, Suite C, Spokane, WA 99208.

DESCRIPTION OF SHARE CLASS UNITS AND SUMMARY OF OPERATING AGREEMENT

The following descriptions of our Share Class Units, certain provisions of Delaware law and certain provisions of our certificate of formation and Operating Agreement, which will be in effect upon consummation of this Offering, are summaries and are qualified by reference to Delaware law, our certificate of formation and our Operating Agreement.

This Company is a Delaware limited liability company organized under the Delaware Limited Liability Company Act, or Delaware LLC Act, and will remain in existence until dissolved in accordance with our Operating Agreement. The limited liability company interests in our Company will be denominated in units of membership interest, Share Class Units and Class B Units. Share Class Units are being offered to prospective investors under this Offering Circular. Our Operating Agreement provides that we may issue an unlimited number of units of membership interest with the approval of our Manager and without Member approval.

Share Class Structure

The Company structures its investments through wholly owned SPVs, with each SPV holding title to one or more Projects. Each SPV and its associated Project are designated as a separate share class within the Company. As of the date of this Offering Circular, the Company has established the following share classes: Share Class Monroe, Share Class Frederick, and Share Class Waretown. Additional share classes may be created from time to time in connection with the acquisition of additional Projects by the Company or its SPVs.

When subscribing for Share Class Units, each investor designates the specific share class or classes into which the investor’s capital will be invested. If an investor selects more than one share class, the investor will indicate the percentage of capital to be allocated to each selected share class. Capital contributed to a particular share class is segregated from capital contributed to other share classes and is allocated solely to the Project associated with that share class.

The economic terms applicable to each share class are identical. Management fees, preferred return, distribution waterfall, and all other economic terms set forth in the Operating Agreement apply uniformly to all share classes. No share class receives preferential economic treatment relative to any other share class. The rights, obligations, and restrictions applicable to Share Class Units are the same regardless of the share class designation.

All of the Share Class Units offered by this Offering Circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the Share Class Units, as determined by our Manager, the holders of such Share Class Units will not be liable to us to make any additional capital contributions with respect to such Share Class Units (except for the return of distributions under certain circumstances as required by the Delaware LLC Act); provided, however, that the holders of the Share Class Units may be diluted in the event such Share Class Member does not contribute additional capital pursuant to a capital call under our Operating Agreement.  Members have no conversion, exchange, sinking fund or appraisal rights, no pre-emptive rights to subscribe for any securities of the Company and no preferential rights to distributions.

Purpose

Under our Operating Agreement, the Company was formed for the purpose of strategically invest in multi-family assets and self-storage developments (each a “Project”).

Distributions

The Company will not make any periodic distributions of net cash flow. Rather all distributions will be made upon the sale of a Project. The lack of periodic distribution of net cash flow may result in a Member having phantom income in which the Member has allocated income to it (and thus required to pay taxes on) without receiving any distributions to pay such tax obligation.

Upon the sale of a Project, the net sales proceeds from the sale of such Project will be accounted for and distributed on a Project by Project basis among Members invested in such Project as follows:

•First, to pay all of the Company’s creditors associated with a Project;

•Second, 100% pro rata to the Share Class Members until each Share Class Member has received its Preferred Return; and

•Third, 100% pro rata to the Share Class Members until each Share Class Member has received a return of capital invested in such Project.

•Fourth, 80% pro rata to the Share Class Members and 20% to the Class B Member.

Furthermore, we will make certain payments to our Manager, its affiliates and key personnel for services provided to us. See section titled “Management Compensation.” Such payments will reduce the amount of cash available for distributions.

Restrictions on Ownership and Transferability

The Operating Agreement provides that a Member is generally prohibited from transferring any of a Member’s Units in the Company. However, in accordance with the Operating Agreement, a Member may transfer Units with the prior written consent of the Manager, which consent may be withheld or conditioned in the Manager’s sole discretion, and only for one of the following purposes: (i) legitimate estate planning purposes; or (ii) to an entity wholly owned and controlled by the transferring Member; provided that any transfer must also be approved by the Manager in writing and such transfer may not be prohibited by applicable federal or state securities laws.

Each investor will be required to represent that such investor will acquire his, her or its Share Class Units for investment purposes only and not with a view to resale or distribution of all or any part thereof.

Voting Rights

Each outstanding Share Class Unit entitles the Member to one vote on all matters submitted to a vote of Members; provided that, there is no requirement of the Company nor the Manager to put any matter up for a vote of the Members.

Meetings of Members

Our Operating Agreement provides that special meetings of Members may only be called by our Manager. There will be no annual or regular meetings of the Members.

Operating Agreement

Our Operating Agreement designates The Hartley Opportunity Fund Management, LLC, as Manager. Our Manager will be entitled to vote on all matters submitted to our Members. Our Manager will not have any redemption, conversion or liquidation rights by virtue of its status as the Manager; however, our Manager will receive distributions from the Company in the form of a performance fee – see section titled “Compensation to the Manager.”

Our Operating Agreement further provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our Members and will not be subject to any different standards imposed by our Operating Agreement, the Delaware LLC Act or under any other law, rule or regulation or in equity.

Agreement to be Bound by our Operating Agreement; Power of Attorney

By purchasing Share Class Units and executing a copy of the Subscription Agreement, upon release of your funds by the Escrow Agent and delivery of a counterpart execution of your Subscription Agreement, you will be admitted as a Member of our Company and will be bound by the provisions of, and deemed to be a party to, our Operating Agreement. Pursuant to the Subscription Agreement and Operating Agreement, each Member and each person who acquires Share Class Unit, irrevocably constitutes and appoints the Manager and its respective successors (hereinafter referred to as “Special Attorney”), as the attorney-in-fact for such Member with power and authority to act in the Member’s name and on the Member’s behalf (hereinafter referred to as the “Power of Attorney”) to execute, acknowledge, swear to and file documents and instruments necessary or appropriate to the conduct of Company business, which will include, but not be limited to, the following:

•any partnership or limited liability company certificate, business certificate, fictitious name certificate, amendment thereto, or other instrument, amendment or document of any kind necessary or desirable to effectuate, implement or continue the valid and subsisting existence of the Company to accomplish the business, purpose and objectives of the Company, or required by any applicable Federal, state, or local or foreign law or deemed advisable by the Manager, including customer agreements with any dealers, brokerage firms or banks;

•the Operating Agreement of the Company and any amendment duly approved as provided therein and such other instruments (including amendments or modifications of any document) as the Manager may deem necessary or desirable to carry out the purpose and intent of the Operating Agreement;

•any and all instruments, certificates and other documents which may be deemed necessary or desirable to effect the winding-up and termination of the Company (including, but not limited to, Certificate of Dissolution of the Certificate of the Company);

•any and all tax elections, tax information statements and other tax documentation as may from time to time be deemed necessary, desirable or appropriate by the Manager, and

•any and all other instruments as may from time to time be deemed necessary, desirable or appropriate by the Manager to carry out fully the provisions of the Operating Agreement.

The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of a Member provided, however, that such Power of Attorney will terminate upon the substitution of another member for all of such Member’s Units in the Company or upon the complete withdrawal of such Member from participation in the Company.  Each Member hereby agrees to be bound by any representation made by the Manager and by any successors thereto, acting in good faith pursuant to this Power of Attorney, and each Member hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Manager and any successors thereto, taken in good faith under this Power of Attorney. Each Member agrees, if requested, to execute a special power of attorney on a document separate from the Operating Agreement.

The Power of Attorney granted by each Member to the Special Attorney:

•may be exercised by the Manager whether by signing separately as attorney-in-fact for each Member or, after listing all of the Members executing an instrument, by a single signature of the Manager acting as attorney-in-fact for all of them; and

•shall survive the delivery of an instrument of transfer by any Member of the whole or any portion of or interest in its Interest, except that where a transferee of such Interest has been approved as a substituted or successor Member and the transferor shall thereupon cease being a Member (all in accordance with the Operating Agreement), then the Power of Attorney of the transferor Member shall survive the delivery of such instrument of transfer for the sole purpose of enabling the attorneys-in-fact for such transferor Member (or any of them) to execute, swear to, acknowledge and file any and all instruments necessary to effectuate such transfer and substitution or succession.

No Fiduciary Relationship with our Manager

We operate under the direction of our Manager, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our strategy. Our Manager performs its duties and responsibilities pursuant to our Operating Agreement. Our Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our Members. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities.

Limited Liability and Indemnification of our Manager and Others

Subject to certain limitations, our Operating Agreement limits the liability of our Manager, our Manager’s key personnel, members, managers and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its officers, members, and managers and affiliates.

Our Operating Agreement provides that to the fullest extent permitted by applicable law our Manager and key personnel, members, managers and affiliates will not be liable to us. In addition, pursuant to our Operating Agreement, we have agreed to indemnify our Manager, our Manager’s key personnel, members, managers and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the Operating Agreement.

It is the position of the U.S. Securities and Exchange Commission that indemnification for liabilities arising from, or out of, a violation of federal securities law is void as contrary to public policy. However, indemnification will be available for settlements and related expenses of lawsuits alleging securities law violations if a court approves the settlement and indemnification, and also for expenses incurred in successfully defending such lawsuits if a court approves such indemnification.

Amendment of Our Operating Agreement

The terms and provisions of the Operating Agreement, including all schedules hereto, may be amended, modified or supplemented from time to time by the Manager without the consent or approval of the Members; provided that any amendment that alters the limited liability of the Members under Delaware law, alters the status of the Company as a partnership for federal income tax purposes must have the consent, written or passive (meaning that Members shall be deemed to have consented to such amendment if they fail to object to such amendment within a specific period of time determined by the Manager either generally or on a case-by-case basis) of the Members holding, in the aggregate, more than 50% of the Units or such other approvals as required by law.

Notwithstanding anything above to the contrary, the Operating Agreement may be amended by the Manager, in its sole discretion, without the consent of the Members, at any time and without limitation: (i) to comply with applicable federal, state and local laws or regulations (including applicable tax laws and regulations); (ii) to make changes that do not adversely affect the rights or obligations of any Member; (iii) to cure any ambiguity or correct or supplement any conflicting provisions of the Operating Agreement or (iv) with respect to any other amendment if any Member that objects to such amendment has an opportunity to withdraw from the Company as of a date determined by the Manager; provided that such date is: (A) not less than forty-five (45) days after the Manager has delivered written notice of such amendment to each Member; and (B) is prior to the effective date of the amendment.

The Manager has absolute discretion to agree with a Member to waive or modify the application of any provision of the Operating Agreement with respect to such Member (other than a Member who is materially and adversely affected by such waiver or modification).

Any amendment, modification or waiver approved in accordance with the Operating Agreement shall be binding upon all Members regardless of class or series, whether or not they voted in favor of such amendment, modification or waiver.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. We will use the accrual method of accounting to report income and deductions for tax purposes, will prepare its financials using GAAP and will compute net cash from operations and net capital transaction proceeds based on actual cash receipts, disbursements and reserves. For financial reporting purposes and federal income tax purposes, our fiscal year and our tax year are the calendar year.

The Manager shall cause the Company, at the Company’s expense, to file such tax returns as may be required by law. The Manager shall use commercially reasonable efforts to deliver to the Members the following:

•Within ninety (90) days after the end of each fiscal year of the Company, the Manager shall cause to be prepared and transmitted to each Member an unaudited annual report of the Company relating to the previous fiscal year of the Company, containing a balance sheet, income statement and statement of cash flows.

•As soon as possible but in no event later than ninety (90) days after the end of each fiscal year, provided that the Company has sufficient information, the Company shall cause to be prepared and transmitted to the Members federal and appropriate state and local Company Income Tax Schedules “K-1,” or any substitute therefor, with respect to such fiscal year on appropriate forms prescribed.

•An annual asset management report which outlines material management updates on operations and status of each Project.

•Any additional Company information requested by any one or more Members shall be at the sole discretion of the Manager. In the event that the Manager agrees to provide such information the Manager may charge such requesting Member(s) a reasonable administrative fee as determined in the sole discretion of the Manager.

The Members acknowledge that the Manager shall rely upon third parties for the information necessary to prepare the information contemplated by this Section. Accordingly, no delay in providing such information shall constitute a breach or default by Manager of its obligations hereunder.

Determinations by our Manager

Any determinations made by our Manager under any provision described in our Operating Agreement will be final and binding on our Members, except as may otherwise be required by law.

Transfer Agent and Registrar

As of the date of this Offering Circular, the Company has not engaged a dedicated transfer agent and does not intend to do so until such time as it is required in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as amended. The Company has engaged Great Lakes Fund Solutions, Inc. ("GLFSI") as the independent, third-party fund administrator for the Company. In its capacity as fund administrator, GLFSI provides fund accounting, investor services, net asset value calculations, and financial reporting services to the Company and its SPVs. GLFSI also maintains the register of Share Class Unit holders, processes subscription documents, and provides investor account services. GLFSI is not affiliated with the Company, the Manager, Columbia Advisory Group, LLC, or any of their respective affiliates.

Termination and Dissolution

We will continue as a limited liability company until terminated under our Operating Agreement.  We will dissolve upon: (1) the election of our Manager to dissolve us; (2) the sale, exchange or other disposition of all or substantially all of our assets; or (3) the entry of a decree of judicial dissolution of our company.

PRIOR PERFORMANCE HISTORY

The Company and the Manager are newly formed entities and have no prior performance history.

LEGAL MATTERS

We have retained Centarus Legal Services Ltd. to advise it in connection with the preparation of this Offering Circular, the Subscription Agreement and any other documents related thereto.  Centarus Legal Services, PC has not been retained to represent the interests of any Member in connection with this offering. All prospective investors that are evaluating or purchasing Share Class Units should retain their own independent legal counsel to review this Offering Circular, the Subscription Agreements and any other documents and matters related whatsoever to this offering, and to advise them accordingly.

EXPERTS

Our financial statements for the year ended 2024, included in this offering circular have been audited by George Dimov, CPA, an independent registered public accounting firm, as stated in its report appearing herein.  Such financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

INCOME TAX CONSIDERATIONS

Prospective investors are not to construe the contents of this Offering Circular or any prior or subsequent communication from us or from the Manager, its affiliates and employees or any professional associated with this offering as tax advice. Each investor should consult his, her, or its own tax counsel and accountant as to tax matters concerning his, her, or its investment. No representation or warranties of any kind are intended or should be inferred with respect to the tax consequences that may accrue from investment in the Share Class Units. No assurance can be given that existing tax laws will not be changed or interpreted adversely. If the tax laws are changed or interpreted adversely, holders of our securities could fail to realize all or a portion of the economic or tax benefits contemplated by them.

Introduction

The following is a summary of certain material federal income tax consequences of acquiring, holding and disposing of Share Class Units. Because the federal income tax consequences of investing in the Company varies from investor to investor depending on each investor's unique federal income tax circumstances, this summary does not attempt to discuss all of the federal income tax consequences of such an investment. Among other things, except in certain limited cases, this summary does not purport to deal with persons in special situations (such as financial institutions, non-U.S. persons, insurance companies, entities exempt from federal income tax, regulated investment companies, dealers in commodities and securities and pass-through entities). Further, to the limited extent this summary discusses possible foreign, state and local income tax consequences, it does so in a very general manner. Finally, this summary does not purport to discuss federal tax consequences (such as estate and gift tax consequences) other than those arising under the federal income tax. You are therefore urged to consult your tax advisers to determine the federal, state, local and foreign tax consequences of acquiring, holding and disposing of a Share Class Unit.

The following summary is based upon the Code, as well as administrative regulations and rulings and judicial decisions thereunder, as of the date hereof, all of which are subject to change at any time (possibly on a retroactive basis). Accordingly, no assurance can be given that the tax consequences to the Company or its investors will continue to be as described herein.

The Company has not sought or obtained a ruling from the IRS (or any other federal, state, local or foreign governmental agency) as to any specific federal, state, local or foreign tax matter that may affect it. Accordingly, although this summary is considered to be a correct interpretation of applicable law, no assurance can be given that a court or taxing authority will agree with such interpretation, the conclusions reached by Tax Counsel or with the tax positions taken by the Company.

Partnership Status

We will initially be classified as a partnership, and not as an association taxable as a corporation, for federal income tax purposes. Accordingly, the Members, subject to the discussion regarding publicly traded partnerships below, will be partners in such partnership for federal income tax purposes.

A publicly traded partnership (a "PTP") is generally treated as a corporation for federal income tax purposes. If the Company were treated as a PTP, the Members would not be treated as partners for federal income tax purposes, and income or loss of the Company would not be passed through to the Members. Instead, the Company would be subject to federal income tax on its income at the rates applicable to corporations. The imposition of any such tax would reduce the amount of cash available to be distributed to our Members. In addition, distributions from our Company to our Members would be ordinary dividend income to such Members to the extent of our earnings and profits. Accordingly, status of the Company as a PTP would materially reduce the after-tax return to a Member from its investment in the Company.

Taxation of Members

As a limited liability company, the Company is not itself subject to U.S. federal income tax but will file an annual company information return with the IRS. Each Member is required to report separately on his or her income tax return his or her distributive share of the Company's net long-term capital gain or loss, net short-term capital gain or loss, net ordinary income, deductions and credits. The Company will send annually to each Member a Schedule K-1 showing his or her distributive share of the Company items of income, gain, loss deduction or credit.

Each Member that is subject to U.S. federal income taxes (a "U.S. Member") will be liable for taxes on its distributive share of Company income regardless of whether the Company has made any distributions to the Member.

Allocations of the items of income, gain, loss, deductions and credits of the Company will be made in accordance with the Operating Agreement of the Company. Such allocations are intended to have "substantial economic effect." If an allocation to a Member does not have substantial economic effect, such Member's distributive share of profit or loss for tax purposes will be determined in accordance with such Member's interest in the Company, considering all facts and circumstances. Consequently, if the IRS were to successfully challenge the allocations set forth in the Operating Agreement, the Member may be allocated different amounts of income, gain, loss, deductions or credits than initially reported to such Member.

Any capital gain or loss so recognized by a U.S. Member upon a distribution, withdrawal, termination or other disposition of its Share Class Units generally would be long-term capital gain or loss to the extent of the portion of the Member's Share Class Units that are held for more than twelve months, and short-term capital gain or loss to the extent of the portion of the Member's Share Class Units that is held for twelve months or less. For this purpose, a Member would begin a new holding period in a portion of its Share Class Units each time it makes an additional investment in the Company. Cash distributed (to a U.S. Member in excess of the adjusted tax basis of its Share Class Units will be treated as an amount received on the sale or exchange of its Share Class Units and will generally be taxable as capital gain. An in-kind distribution of property other than cash generally will not result in taxable income or loss to any Member.

Allocations

Investors are urged to review the Operating Agreement for a more complete description of the manner in which the Company will allocate its income, gain and losses for book and federal income tax purposes.

The IRS could disagree with the Company's methods of allocating income, gain and losses for federal income tax purposes, which could cause Members to recognize more or less income, gain or loss than originally allocated to them for federal income tax purposes.

Income or Loss on Sale of Assets. Generally, the gains and losses realized by the Company on the sale of our real estate assets should be characterized primarily as capital gains or losses. Generally, capital assets must be held for more than twelve months for the gain from the sale of the capital assets to qualify as long-term capital gains. Gains or losses on sales of capital assets that are held for twelve months or less are treated as short-term gains or losses and are taxed at ordinary income rates. Company income may also include ordinary income, including from interest and rental income.

Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 37.0% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 20%. These rates are subject to change by new legislation at any time.

Also, there is an additional tax of 3.8% on the "net investment income" of certain individuals, trusts and estates. Among other items, "net investment income" generally includes gross income from interest and dividends and net gain attributable to the disposition of certain property, less certain deductions. Prospective Members should consult their tax advisors concerning the possible imposition of this tax in their particular circumstances.

Deductions of Losses and Expenses

Tax Basis and Amount at Risk. For federal income tax purposes, a Member may deduct losses and expenses allocated to it by the Company only to the extent of its adjusted tax basis in its Share Class Units (or, in the case of individuals, certain non-corporate taxpayers and certain closely-held corporations, the lesser of such Member's adjusted tax basis in its Share Class Units or its "amount at risk" with respect to such Share Class Unit) as of the end of the Company's taxable year in which such losses occur or such expenses are incurred.

Generally, a Member's adjusted tax basis in its Share Class Units is the amount paid for such Share Class Units, reduced (but not below zero) by such Member's share of the Company's distributions, losses and expenses, and increased by such Member's share of the Company's liabilities, if any, and income and gain as determined for federal income tax purposes, including capital gains, with such reductions and increases made at the end of the Company's taxable year. (Tax basis is also important because gain or loss on cash distributions or partial or complete withdrawals from the Company is measured by reference to the adjusted tax basis of the Member's Share Class Units, as discussed below).

Generally, a Member "amount at risk" with respect to a Share Class Unit includes such Member's (1) cash contributions to the Company; (2) the adjusted basis of other property contributed by such Member to the Company; and (3) amounts borrowed for the purchase of Share Class Units or for use by or in the Company for which such Member is personally liable or which are secured by property of such Member (not otherwise used by the Company) to the extent of the fair market value of the encumbered property. The "amount at risk" is increased by any income and gain (as determined for federal income tax purposes) derived by such Member from the Company and is decreased by any losses (as determined for federal income tax purposes) derived by such Member from the Company and the amounts of any withdrawals or other distributions received by such Member from the Company. For purposes of the foregoing, "loss" derived by a Member from the Company is defined as the excess of allowable deductions for a taxable year allocated to such Member by the Company over the amount of income actually received or accrued by such Member during that year from the Company. Disallowed loss that is suspended in any taxable year may be deducted in later years to the extent that the Member's amount at risk increases.

It is possible that a Member may be at risk with respect to its Share Class Units in an amount that is less than its tax basis in such Share Class Units.

In addition to the limitations discussed above, net capital losses are deductible by non-corporate taxpayers only to the extent of capital gains for the taxable year plus $3,000. Because of that limitation, a Member's distributive share of the Company's net capital losses is not likely to materially reduce the federal income tax on such Member's ordinary income.

Deductibility of Investment Expenditures by Non-corporate Investors. The Code provides that, in the case of a non-corporate taxpayer who itemizes deductions when computing taxable income, expenses incurred for the purpose of producing income (including investment management fees) generally must be aggregated with certain other "miscellaneous itemized deductions" and may be deducted only to the extent such aggregate expenses exceed 2% of such taxpayer's adjusted gross income. Further, such expenses are not deductible by a non-corporate Member in calculating his alternative minimum tax liability. In addition, the Code further limits the deductibility of investment expenses of an individual with an adjusted gross income in excess of a specified amount. Additionally, business expenses allocable to exempt interest income are not deductible.

The amount of a Member's allocable share of such expenses that is subject to this disallowance rule will depend on the Member's aggregate miscellaneous itemized deductions from all sources and adjusted gross income for any taxable year. Thus, the extent, if any, to which such fees and expenses will be subject to disallowance will depend on each Member's particular circumstances each year. It is intended that the allocation of profits and cash distributions made to the Manager with respect to the profit share is an allocable share of our earnings and not a fee. No assurance can be given however that the IRS could not recharacterize successfully the incentive allocations as a fee, in which case Members could be subject to the limitation on deductibility relating to miscellaneous itemized deductions and certain other itemized deductions of high-income individuals with respect to such amount, as described above. Prospective Members are urged to consult their tax advisors regarding their ability to deduct expenses incurred by us.

Passive Activity Loss Rules. In the case of Members that are individuals, estates, trusts, certain closely-held corporations or personal service corporations, Section 469 of the Code generally restricts the deductibility of losses and credits from a "passive activity" against certain income that is not derived from a passive activity. For federal income tax purposes, such passive losses and credits are deductible by a Member only against such Member's passive income. Members should consult their tax advisors regarding the possible application to them of the limitations on the deductibility of losses from certain passive activities contained in Section 469 of the Code.

Tax Consequences of Distributions

For purposes of distributions from a Member's capital account in the Company, its interest is not divided into separate interests. Rather, a Member's interest in the Company is "singular" even if the Member has made capital contributions to the Company at different times, and a distribution from a capital account is treated for tax purposes as a distribution with respect to the entire related Share Class Units. Thus, if a Member receives a distribution of some but not all of his capital account, the full amount of each withdrawal or distribution will be taxable to the extent the amount of the withdrawal or distribution exceeds such

Member's adjusted tax basis in such Share Class Units. To the extent the amount of a distribution does not exceed a Member's tax basis in an Interest, such distribution generally is not reportable as taxable income but will reduce such tax basis, but not below zero. A Member generally will not recognize losses on distributions.

Because a Member's tax basis in its Share Class Units is not increased by such Member's allocable share of the Company's income from investment activities until the end of the Company's taxable year, distributions during the taxable year could result in taxable gain to the Member even though no gain would result if the same withdrawals or distributions were made at the end of the taxable year. Furthermore, the share of the Company's income allocable to a Member at the end of the Company's taxable year would also be includible in such Member's taxable income and would increase such Member's tax basis in its remaining Share Class Units as of the end of such taxable year.

A Member receiving a cash distribution from the Company in complete liquidation of its Share Class Units generally will recognize capital gain or loss to the extent of the difference (if any) between the proceeds received and his adjusted tax basis in such Share Class Units. Such capital gain or loss will be long-term, short-term or some combination of both, depending on the timing of such Member's capital contributions to the Company. Notwithstanding the foregoing, Section 751 of the Code provides that a withdrawing Member will recognize ordinary income to the extent the Company holds certain ordinary income items such as short-term obligations or market discount bonds, the interest on which has not been included in the Company's taxable income, regardless of whether the Member would otherwise recognize a gain on such withdrawal.

State and Local Taxes

Each Member may be required to file returns and pay state and local tax on such Member's share of the Company's income in the jurisdiction in which such Member is a resident and/or other jurisdictions in which income is earned by the Company. Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable by a Member in respect of his investment in the Company. A Member may be entitled to a deduction or credit against tax owed to such Member's jurisdiction of residence for taxes paid to other states or jurisdictions in which such Member is not a resident. The Company may be subject to certain taxes in certain states or localities despite the fact that it is not subject to federal income tax.

Tax Elections

The Manager, in its sole discretion, may make any tax elections provided for in the Code on behalf of the Company. These elections include the election under Section 754 of the Code to adjust the tax basis of the Company’s assets when Share Class Units in the Company are transferred or when a holder of Share Class Units withdraws from the Company. The tax basis adjustment rules are mandatory when Share Class Units are transferred to which there is a substantial built-in loss. A "substantial built-in loss" exists when the Company's adjusted basis in property exceeds by more than $250,000 the fair market value of such property. In lieu of the mandatory basis adjustment rules, special rules apply to electing investment partnerships and securitization partnerships.

Tax Audits

The Bipartisan Budget Act of 2015 changed the historic rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner's distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Under the rules, it is possible that they could result in the Company being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and each Member could be required to bear the economic burden of those taxes, interest and penalties even though the Company, as a partnership, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult with their tax advisors with respect to those changes and their potential impact on their investment in Share Class Units.

Adjustments in tax liability with respect to the Company's tax items may be made at the Company level in a single proceeding rather than in separate proceedings with each Member. The Manager will represent the Company as the "partnership representative" during any audit and in any dispute with the IRS and may enter into a settlement agreement with the IRS that may be binding on you.

The Manager has the authority to, and may, extend the period for the assessment of deficiencies or the claiming of refunds with respect to all Members in the Company. If an audit results in an adjustment, all Members may be required to pay additional tax, interest and possibly penalties. There can be no assurance that the tax return of the Company or any Member will not be audited by the IRS or that no adjustments to such returns will be made as a result of such an audit.

Withholding Taxes

The Company may be required, on behalf of a Member, to withhold and remit taxes to federal, state, local or other jurisdictions from such Member's allocable share of the Company's income. Withholding taxes may apply, for example, to persons who are subject to "back up" withholding. To the extent that the Company is subject to any taxes or fees that are based on the specific characteristics of one or more Members, such taxes or fees shall be specially allocated to such Member(s).

Disclosure of Tax Structure and Treatment

Notwithstanding anything to the contrary stated herein or in any other documents pertaining to an investment in the Company, an investor (and each employee, representative or other agent of a Member) may disclose to any and all persons, without limitation of any kind, the anticipated tax treatment and tax structure of the Company and transactions contemplated by the Company), and all materials of any kind (including opinions or other tax analyses) related to such tax treatment and tax structure, if any.

Tax Information Reporting

While the Company will attempt to provide annual tax information to the Members on a timely basis, the Manager expects that information may not be available in sufficient time to permit the Company to distribute such information prior to April 15 of each year. As a result, the Company may not distribute such information to the Members until after April 15, and the Members may be required to obtain extensions of time for filing their income tax returns. To the extent practical, the Company expects to provide estimates of annual tax information to the Members prior to April 15 of each year in order to assist the Members in determining if any tax payments must be made on or prior to April 15 notwithstanding the extension of the filing deadline. U.S. Treasury regulations require taxpayers to make certain additional disclosures in connection with the filing of any tax return that reflects tax benefits from a "reportable transaction" as defined in the regulations, which include certain transactions that generate losses in excess of threshold amounts. To the extent that the Company engages in a "reportable transaction," Members may be required to make certain disclosures in connection with their tax returns and may be subject to penalties if such disclosures are not made.

Unrelated Business Taxable Income

Tax-exempt entities and qualified plans, including public charities, private foundations, IRAs and other qualified retirement plans are subject to federal income tax on unrelated business taxable income (“UBTI”). The rates of such tax depend on the nature of the tax-exempt entity or qualified plan. UBTI is defined generally as gross income from any unrelated trade or business, less the allowable deductions that are directly related to the carrying on of the trade or business, with certain statutory modifications. For purposes of calculating UBTI, a partner in a partnership is considered to be engaged in the trade or business of the partnership. Thus, a Member will be considered to be engaged in the business of the Company for UBTI purposes. Whether the trade or business of the Company will generate UBTI will depend generally on (a) the character of the Share Class Units with respect to each Member, (b) whether the Company has net taxable income and (c) the character of items of gross income generated by the Company.

As discussed above, a Member will include in income its distributive share of items of Company income and losses. A Member that is a tax-exempt entity or plan must categorize those items under the rules of Section 512 of the Code to determine whether they must be included in computing UBTI. Items of gross income that are generally excluded from UBTI include dividends, interest, and gains or losses from the sale of property held for investment. Items of Company income that would otherwise be excluded from UBTI, however, will generate UBTI if the income-producing property is considered "debt-financed property" within the meaning of Section 514 of the Code. Thus, it is possible that some of the investments held by the Company will constitute debt-financed property and will generate UBTI to an investor that is a tax-exempt entity or qualified plan. In addition, if an investor that is a tax-exempt entity or qualified plan borrows money to acquire its Share Class Units, those Share Class Units will be treated as debt-financed property.

The foregoing is intended only as a general discussion of UBTI. The UBTI rules are complex, and their application depends in large part on the particular circumstances of each tax-exempt entity or qualified plan that invests in the Company. Any tax-exempt entity or qualified plan that is considering an investment in the Company should consult with its tax advisor regarding the impact of such an investment on UBTI.

Future Tax Law Changes

There may be future changes in federal income tax laws, resulting from legislative, administrative or judicial decisions, any of which may adversely affect the tax consequences of a United States investor's investment in the Company.

Need for Independent Advice

THE TAX MATTERS RELATING TO THE COMPANY AND ITS PROPOSED TRANSACTIONS ARE COMPLEX AND SUBJECT TO VARIOUS INTERPRETATIONS. THE FOREGOING IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, PARTICULARLY SINCE THE TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY MAY NOT BE THE SAME FOR ALL INVESTORS. ACCORDINGLY, THE COMPANY URGES POTENTIAL INVESTORS TO CONSULT THEIR TAX ADVISORS PRIOR TO INVESTING IN THE COMPANY.

PRIVACY POLICY

The Manager is committed to protecting investors' privacy and maintaining the confidentiality and security of investors' personal information. In accordance with its legal obligations, the Manager is required to inform investors how it treats certain information concerning investors to aid their understanding in how it handles investors' personal information and how such information is used to service investors.

Protecting investors' personal information is an important priority for the Manager. Accordingly, it uses the personal information collected about investors in order to provide better service. The Manager may collect nonpublic personal information about investors from the following sources: (i) applications or forms (for example, name, address, Social Security number, birth date, assets and income); (ii) transactional activity in investors' accounts (for example, trading history and balances); and (iii) other interactions within the Manager or between the Manager and its affiliates (for example, discussions with staff).

The Manager only discloses nonpublic personal information about investors or former investors (including information regarding transactions or experiences with investors or former investors) to affiliates in the areas of financial, advisory and securities services and nonaffiliated third parties who assist the Manager in providing services to the Company (for example, accountants and attorneys), each as permitted by law or as otherwise required by law.

The Manager considers the protection of sensitive information to be a sound business practice and a foundation of customer trust and protects investors' personal information by maintaining physical, electronic and procedural safeguards. The Manager restricts inter-company access to investors' or former investors' nonpublic personal information to those employees who need to know that information to provide products or services to the Company.

REPORTS

We will furnish the following reports, statements, and tax information to each Member:

Reporting Requirements under Tier II of Regulation A.   Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: (i) an annual report with the SEC on Form 1-K; (ii) a semi-annual report with the SEC on Form 1-SA; (iii) current reports with the SEC on Form 1-U; and (iv) a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

Annual Reports.   As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending December 31, our board of directors will cause to be mailed or made available, by any reasonable means, to each Stockholder as of a date selected by the board of directors, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the board of directors. The board of directors shall be deemed to have made a report available to each Stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by the Company and available for viewing by the Stockholders.

Stock Certificates. We do not anticipate issuing certificates representing Share Class Units purchased in this offering to the Share Class Members. However, we are permitted to issue certificates and may do so at the request of our transfer agent, Great Lakes Fund Solutions, Inc. The number of Units held by each Member will be maintained by our transfer agent in our Company register.

HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase Share Class Units who satisfy the “qualified purchaser” standards should proceed as follows:

•Read this entire Offering Circular and any supplements accompanying this Offering Circular.

•Electronically complete and execute a copy of the Subscription Agreement. A specimen copy of the Subscription Agreement, including instructions for completing it, is included in this Offering Circular as Exhibit 4.1.  Be sure to select the Project or Project(s) into which investor desires to invest its funds. If the investor selects more than one Project, investor will also indicate the percentage of capital to be invested into each Project selected.

•Electronically provide ACH instructions to us for the full purchase price of our Share Class Units being subscribed for.

By executing the Subscription Agreement and paying the total purchase price for our Share Class Units subscribed for, each investor agrees to accept the terms of the Subscription Agreement and attests that the investor meets the minimum standards of a “qualified purchaser”, and that such subscription for Share Class Units does not exceed ten percent (10%) of the greater of such investor’s annual income or net worth (for natural persons), or ten percent (10%) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be binding upon investors but will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.

Right to Reject Subscriptions.   After we receive your complete, executed Subscription Agreement and the funds required under the Subscription Agreement have been received, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, generally without interest and without deduction.

Acceptance of Subscriptions.   Upon our acceptance of a Subscription Agreement, we will countersign the Subscription Agreement and issue the Share Class Units subscribed at closing. Once you submit the Subscription Agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Minimum Purchase Requirements

You must initially purchase at least one (1) Share Class Units at a price of $100.00 per Share Class Unit. We reserve the right to revise the minimum purchase requirements in the future.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This Offering Circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

The Hartley Opportunity Fund, LLC

6501 N Cedar St., Building 4, Suite C

Spokane, WA 99208

Phone: [(509) 359-1034]

Email: [info@hartleyfunds.com]

Within 120 days after the end of each fiscal year we will electronically provide to our members of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to members. The Company does not intend to send paper copies out of its reports unless requested in writing by a Member.

THE HARTLEY OPPORTUNITY FUND, LLC

Audited Financial Statements

December 31, 2024

Independent Auditor’s Report

To the Members of

The Hartley Opportunity Fund, LLC

We have audited the accompanying financial statements of The Hartley Opportunity Fund, LLC (the "Company"), which comprise the balance sheet as of December 31, 2024, and the related statements of income, changes in members' equity, and cash flows for the year then ended, and the related notes to the financial statements (collectively referred to as the "financial statements").

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP), and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Hartley Opportunity Fund, LLC as of December 31, 2024, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter – Basis of Accounting

As discussed in Note 2 to the financial statements, the financial statements have been prepared on the accrual basis of accounting, which is in accordance with accounting principles generally accepted in the United States of America (GAAP). Under the accrual basis, revenues are recognized when earned and expenses are recognized when incurred, regardless of when cash is received or paid.

Our opinion is not modified with respect to this matter.

105 Creek Crossing Blvd, Hainesport, NJ 08036

1/22/2025

The Hartley Opportunity Fund, LLC

Statement of Financial Position

Equity	12/31/2024
Shareholders’ Equity	33 304
Retained Earnings	(33 304)
Total Equity	-

The Hartley Opportunity Fund, LLC

Statement of Profit and Loss

12/31/2024
Legal Fees	33 304
Net Loss	33 304

The Hartley Opportunity Fund, LLC

Statement of Cash Flows

12/31/2024
Cash Flow from Operating Activities
Legal Fees	(33 304)
Net Cash Flow from Operating Activities	(33 304)
Cash Flow from Financing Activities
Member Contributions	33 304
Net Cash Flow from Financing Activities	33 304

Note 1: Nature of Activities

The Hartley Opportunity Fund, LLC, is a real estate investment entity focused on capitalizing on high-growth opportunities within emerging urban markets. The Fund specializes in the development of multi-family residential properties and mini-storage facilities, aimed at meeting the growing demand for quality housing and storage solutions, which is driven by urbanization and shifting demographic trends.

The Fund’s business strategy involves the identification and acquisition of promising urban markets, followed by the development of properties tailored to address specific market demands. These properties are subsequently leased to achieve optimal occupancy levels. In addition, the Fund strategically executes property sales within a time frame of approximately two to four years, thereby ensuring the maximization of returns while maintaining the flexibility to adapt to evolving market conditions.

This approach enables the Fund to generate attractive returns for its investors, while remaining responsive to the dynamic nature of the real estate market.

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of The Hartley Opportunity Fund, LLC have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) and are presented on an accrual basis of accounting. This means that revenues are recognized when earned and expenses are recognized when incurred, regardless of when cash is received or paid.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

Revenue Recognition

The Company recognizes revenue when it is earned, in accordance with the accrual basis of accounting. As of December 31, 2024, the Company did not recognize any significant revenue.

Expenses

Expenses are recognized in the period incurred. The Company’s principal expense is legal fees, which are recognized as an expense when services are provided.

Member Contributions

Contributions made by the members are recorded as equity. As of December 31, 2024, the members contributed a total of $33,304, which is reflected as Member Contributions in the Statement of Financial Position.

Income Taxes

The Company is treated as a pass-through entity for federal income tax purposes. This means that the Company itself is not subject to income taxes. Instead, income, deductions, and credits pass through to the individual members, who are responsible for reporting their share on their personal tax returns. Therefore, no provision for income taxes is included in the financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results could differ from those estimates.

Note 3: Subsequent Events

As of the date of this report, no subsequent events have been identified that would require adjustment or additional disclosure in the financial statements.

THE HARTLEY OPPORTUNITY FUND, LLC

Unaudited Financial Statements

December 31, 2025

Balance Sheet
Hartley Opportunity Fund, LLC
As of December 31, 2025 (Unaudited)

Distribution account	Total
Assets
Current Assets
Bank Accounts
GLFSI Escrow	250,000.00
Total for Bank Accounts	$250,000.00
Accounts Receivable
Accounts Receivable	43,588.99
Total for Accounts Receivable	$43,588.99
Total for Current Assets	$293,588.99
Other Assets
Frederick Self Storage JV LLC	4,030,000.00
Monroe Self Storage JV LLC	4,044,267.95
Total for Other Assets	$8,074,267.95
Total for Assets	$8,367,856.94
Liabilities and Equity
Liabilities
Current Liabilities
Accounts Payable
Accounts Payable	39,088.99
Total for Accounts Payable	$39,088.99
Other Current Liabilities
Accrued Expenses	4,500.00
Subscriptions Received in Advance	250,000.00
Total for Other Current Liabilities	$254,500.00
Total for Current Liabilities	$293,588.99
Total for Liabilities	$293,588.99
Equity
Class A Owner Equity
Capital Additions	6,826,000.00
Monroe 721 Exchange Equity	1,258,632.95
Offering Costs	-10,365.00
Total for Class A Owner Equity	$8,074,267.95
Retained Earnings	0.00
Net Income	0.00
Total for Equity	$8,074,267.95
Total for Liabilities and Equity	$8,367,856.94

Profit and Loss
Hartley Opportunity Fund, LLC
January-December, 2025 (Unaudited)

Distribution account	Total
Income
Payments from SPVs	98,479.19
Total for Income	$98,479.19
Gross Profit	$98,479.19
Expenses
Fund Allocated Expenses	98,479.19
Total for Expenses	$98,479.19
Net Operating Income	$0.00
Net Other Income
Net Income	$0.00

Statement of Members' Equity
Hartley Opportunity Fund, LLC
As of December 31, 2025 (Unaudited)

	Class A Units Capital Contributions	Class B Units Capital Contributions	Total Members' Equity
Balance at January 1, 2025	-	-	-
Capital contributions:
Cash contributions	6,826,000.00	-	6,826,000.00
Section 721 exchange contributions	1,289,588.35	-	1,289,588.35
Offering costs	(10,365.00)	-	(10,365.00)
Total capital contributions	8,105,223.35	-	8,105,223.35
Net income (loss)	-	-	-
Distributions — redemption of members	(30,955.40)	-	(30,955.40)
Balance at December 31, 2025	8,074,267.95	-	8,074,267.95

Statement of Cash Flows
Hartley Opportunity Fund, LLC
January 1, 2025-December 31, 2025 (Unaudited)

Full name	2025	2024
OPERATING ACTIVITIES
Net Income	0.00	(33,304.00)
Adjustments to reconcile Net Income to Net Cash provided by operations:
Accounts Payable	39,088.99
Accounts Receivable	(43,588.99)
Accrued Expenses	4,500.00
Subscriptions Received in Advance	250,000.00
Total for Adjustments to reconcile Net Income to Net Cash provided by operations:	250,000.00
Net cash provided by operating activities	250,000.00	(33,304.00)
INVESTING ACTIVITIES
Frederick Self Storage JV LLC	(4,030,000.00)
Monroe Self Storage JV LLC	(4,044,267.95)
Net cash provided by investing activities	(8,074,267.95)
FINANCING ACTIVITIES
Class A Owner Equity:Capital Additions	6,826,000.00
Class A Owner Equity:Monroe 721 Exchange Equity	1,258,632.95
Class A Owner Equity:Offering Costs	(10,365.00)
Class B Owner Equity		33,304.00
Net cash provided by financing activities	8,074,267.95	33,304.00
NET CASH INCREASE FOR PERIOD	250,000.00	0.00

The Hartley Opportunity Fund, LLC

Notes to Financial Statements

For the Year Ended December 31, 2025 (Unaudited)

Note 1: Nature of Activities

The Hartley Opportunity Fund, LLC (the “Company” or the “Fund”) is a Delaware limited liability company formed on November 18, 2024. The Company is a real estate investment entity focused on capitalizing on high-growth opportunities within emerging urban markets. The Fund specializes in the acquisition and development of self-storage properties, aimed at meeting the growing demand for quality storage solutions, which is driven by urbanization and shifting demographic trends.

The Fund’s business strategy involves the identification and acquisition of promising urban markets, followed by the acquisition and development of properties tailored to address specific market demands. These properties are subsequently leased to achieve optimal occupancy levels. In addition, the Fund strategically executes property sales within a time frame of one to three years, thereby ensuring the maximization of returns while maintaining the flexibility to adapt to evolving market conditions.

During the year ended December 31, 2025, the Company commenced its investment operations by acquiring interests in two self-storage properties through special purpose vehicle (“SPV”) subsidiaries: Monroe Self Storage JV LLC and Frederick Self Storage JV LLC.

The Company is managed by Hartley Holdings Group LLC (the “Manager”), a Delaware limited liability company, pursuant to the terms of the Company’s Amended and Restated Limited Liability Company Operating Agreement.

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of The Hartley Opportunity Fund, LLC have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) and are presented on an accrual basis of accounting. This means that revenues are recognized when earned and expenses are recognized when incurred, regardless of when cash is received or paid.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. As of December 31, 2025, the Company held $250,000 in an escrow account administered by Great Lakes Fund Solutions, Inc. (“GLFSI”), the Company’s fund administrator.

Investments in Special Purpose Vehicles

The Company records its investments in SPV subsidiaries at cost. As of December 31, 2025, the Company held investments in two SPVs:

•  Frederick Self Storage JV LLC — $4,030,000

•  Monroe Self Storage JV LLC — $4,044,268

The Monroe Self Storage JV LLC investment includes $2,785,635 in cash capital contributions and $1,258,633 contributed through in-kind transfers of real estate interests in exchange for units of the SPV pursuant to Internal Revenue Code Section 721.

Revenue Recognition

The Company recognizes revenue when it is earned, in accordance with the accrual basis of accounting. For the year ended December 31, 2025, the Company recognized $98,479 in income from payments received from its SPV subsidiaries. These payments represent reimbursements from the SPVs for fund-level operating costs allocated to the properties.

Expenses

Expenses are recognized in the period incurred. For the year ended December 31, 2025, the Company’s expenses consisted of $98,479 in fund allocated expenses, which represent costs incurred at the fund level that are allocated to and reimbursed by the SPV subsidiaries.

Member Contributions

Contributions made by the members are recorded as equity. As of December 31, 2025, Class A members contributed a total of $8,074,268, consisting of $6,826,000 in cash capital contributions (net of $10,365 in offering costs) and $1,258,633 contributed through a Section 721 exchange related to the Monroe Self Storage property.

Distributions

During the year ended December 31, 2025, the Company distributed $41,320 to its members. Distributions are recorded as a reduction to members’ equity.

Subscriptions Received in Advance

As of December 31, 2025, the Company held $250,000 in subscriptions received in advance, representing investor funds received by the fund administrator that had not yet been applied to unit purchases as of the balance sheet date.

Income Taxes

The Company is treated as a pass-through entity for federal income tax purposes. This means that the Company itself is not subject to income taxes. Instead, income, deductions, and credits pass through to the individual members, who are responsible for reporting their share on their personal tax returns. Therefore, no provision for income taxes is included in the financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results could differ from those estimates.

Note 3: Related Party Transactions

The Company is managed by The Hartley Opportunity Fund Management, LLC (the “Manager”). The Manager is entitled to certain fees and reimbursements as specified in the Company’s Operating Agreement, including an asset management fee and reimbursement of organizational and offering expenses. Class B Owner Equity of $33,304 represents the Manager’s capital contribution to the Company.

Note 4: Commitments and Contingencies

As of December 31, 2025, the Company’s SPV subsidiaries have obtained mortgage financing secured by their respective self-storage properties. In addition, the Manager has established a revolving credit facility with BC Partners for working capital purposes, which had not been drawn upon as of December 31, 2025. The Company may be subject to additional capital call obligations related to its SPV investments.

Note 5: Subsequent Events

Management has evaluated subsequent events through the date these financial statements were available to be issued. No subsequent events have been identified that would require adjustment or additional disclosure in the financial statements.

PART III

INDEX TO EXHIBITS

Index to Exhibits

Exhibit No.:	Description of Exhibit	Incorporated by Reference to:
2. Charter and Bylaws
2.1	Certificate of Formation	Filed herewith.
2.2	Amended and Restated Operating Agreement	Filed herewith.

3. Property and SPV Designation
3.1	Property and SPV Designation	Filed herewith.
4. Subscription Agreement
4.1	Subscription Agreement	Filed herewith.
11. Consents
11.1	Consent of Independent Auditor	Filed herewith.
12. Opinion re: Legality
12.1	Opinion of Centarus Legal Services Ltd.	Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Circular and the correlating Offering Statement to be signed on its behalf, by the undersigned, thereunto duly authorized, in the city of Spokane, Washington.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

THE HARTLEY OPPORTUNITY FUND, LLC,

a Delaware limited liability company

By: The Hartley Opportunity Fund Management, LLC,

a Delaware limited liability company

Its: Manager

By: /s/ Steve Larsen

Name: Steve Larsen

Its: Manager, President

Date: March 30, 2026